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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Waddell & Reed Financial, Inc. (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 7, 2008

To the Stockholders of
Waddell & Reed Financial, Inc.:

            Waddell & Reed Financial, Inc.'s 2008 Annual Meeting of Stockholders will be held at the InterContinental Hotel, 401 Ward Parkway, Kansas City, Missouri, 64112 at 10:00 a.m., local time, on Wednesday, April 9, 2008.

            At the annual meeting, we will ask you to (1) approve the election of the nominees shown in the accompanying Proxy Statement as directors, (2) approve an amendment and restatement of the Waddell & Reed Financial, Inc. 2003 Executive Incentive Plan, as amended and restated, to (a) extend the term of the plan to December 31, 2013, (b) increase the maximum amount of compensation that may be paid to an individual under the plan in any fiscal year to $7,500,000, and (c) resubmit for stockholder approval the eligible employees and business criteria under the plan for purposes of complying with the requirements of Section 162(m) of the Internal Revenue Code, (3) ratify the appointment of KPMG LLP as our independent registered public accounting firm for the 2008 fiscal year, (4) consider and vote upon one stockholder proposal requiring an advisory vote on executive compensation, if properly presented at the annual meeting, and (5) transact such other business as may properly come before the annual meeting or any adjournments or postponements thereof.

            The accompanying formal notice and Proxy Statement further discuss the matters that will be presented for a stockholder vote. The proxy statement contains a stockholder proposal that your Board of Directors believes is not in the best interest of our stockholders. We urge you to support the Company and its management and vote AGAINST the stockholder proposal.

            We have also enclosed our 2007 Annual Report, which is not a part of the proxy soliciting materials. If you have any questions or comments about the matters discussed in the Proxy Statement or about the operations of the Company, we will be pleased to hear from you. It is important that your shares be voted at the annual meeting. If you are unable to attend the annual meeting in person and wish to have your shares voted, you may vote by telephone, Internet or by filling in, signing and dating the enclosed proxy and returning it in the accompanying envelope as promptly as possible.

            We hope that you will take this opportunity to meet with us to discuss the results and operations of the Company for the 2007 fiscal year.

Sincerely,

Alan W. Kosloff Chairman of the Board	Henry J. Herrmann Chief Executive Officer

WADDELL AND REED FINANCIAL, INC.
6300 Lamar Avenue
Overland Park, Kansas 66202
(913) 236-2000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on April 9, 2008

To the Stockholders of
Waddell & Reed Financial, Inc.:

            I am pleased to give you notice that the 2008 Annual Meeting of Stockholders of Waddell & Reed Financial, Inc. (the "Company") will be held at the InterContinental Hotel, 401 Ward Parkway, Kansas City, Missouri, 64112 on Wednesday, April 9, 2008, at 10:00 a.m., local time.

            At the annual meeting, you will be asked to:

1.
Elect the nominees shown in the accompanying Proxy Statement as directors to hold office until the 2011 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified.

2.
Approve an amendment and restatement of the Waddell & Reed Financial, Inc. 2003 Executive Incentive Plan, as amended and restated, to (a) extend the term of the plan to December 31, 2013, (b) increase the maximum amount of compensation that may be paid to an individual under the plan in any fiscal year to $7,500,000, and (c) resubmit for stockholder approval the eligible employees and business criteria under the plan for purposes of complying with the requirements of Section 162(m) of the Internal Revenue Code.

3.
Ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2008.

4.
Consider and vote upon one stockholder proposal, if properly presented at the annual meeting.

5.
Transact such other business as may properly come before the annual meeting or any adjournments or postponements thereof.

            These matters are more fully discussed in the accompanying Proxy Statement.

            The Board of Directors has fixed Wednesday, February 13, 2008, at the close of business, as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting.

            All stockholders are cordially invited to attend the annual meeting in person. However, if you are unable to attend in person and wish to have your shares voted, YOU MAY VOTE BY TELEPHONE, INTERNET OR BY FILLING IN, SIGNING AND DATING THE ENCLOSED PROXY CARD OR VOTING INSTRUCTIONS AND RETURNING IT IN THE ACCOMPANYING ENVELOPE AS PROMPTLY AS POSSIBLE. Regardless of how you deliver your proxy, you may revoke your proxy at any time before it is voted by submitting to the Secretary of the Company a written revocation or a proxy bearing a later date, or by attending the annual meeting and giving oral notice of your intention to vote in person.

            The annual meeting for which this notice is given may be adjourned from time to time without further notice other than announcement at the annual meeting or any adjournments or postponements thereof.

                  BY ORDER OF THE BOARD OF DIRECTORS

                  Wendy J. Hills
                   Vice President, Secretary & Associate General Counsel

            The accompanying Proxy Statement is dated March 7, 2008 and is first being mailed to stockholders on or about that date.

WADDELL & REED FINANCIAL, INC.

PROXY STATEMENT

            This Proxy Statement is furnished in connection with the solicitation of proxies by Waddell & Reed Financial, Inc. (the "Company"), on behalf of its Board of Directors (the "Board"), for the 2008 Annual Meeting of Stockholders. This Proxy Statement and the related proxy card are being distributed on or about March 7, 2008.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND
THE ANNUAL MEETING

When And Where Is The Annual Meeting?

            The annual meeting will be held at the InterContinental Hotel, 401 Ward Parkway, Kansas City, Missouri, 64112 at 10:00 a.m., local time, on Wednesday, April 9, 2008.

What Matters Will Be Voted Upon At The Annual Meeting?

            At the annual meeting you will be asked to:

  •
  Consider and vote upon a proposal to elect the nominees Alan W. Kosloff and Jerry W. Walton as Class I directors to hold office for a term of three years, expiring at the close of the Annual Meeting of Stockholders in 2011.

  •
  Consider and vote upon a proposal to approve an amendment and restatement (the "Amendment") of the Waddell & Reed Financial, Inc. 2003 Executive Incentive Plan, as amended and restated (the "Executive Incentive Plan"), to (1) extend the term of the plan to December 31, 2013, (2) increase the maximum amount of compensation that may be paid to an individual under the plan in any fiscal year to $7,500,000, and (3) resubmit for stockholder approval the eligible employees and business criteria under the plan for purposes of complying with the requirements of Section 162(m) of the Internal Revenue Code.

  •
  Consider and vote upon a proposal to ratify the appointment of KPMG LLP ("KPMG") as the Company's independent registered public accounting firm for the 2008 fiscal year.

  •
  Consider and vote upon a stockholder proposal to require an advisory vote on executive compensation, if properly presented at the annual meeting.

  •
  Transact such other business as may properly come before the annual meeting or any adjournments or postponements thereof.

What Constitutes A Quorum?

            The presence, either in person or by proxy, of the holders of at least a majority of the voting power of our issued and outstanding shares of Class A common stock is required to constitute a quorum for the transaction of business at the annual meeting. Abstentions and broker non-votes, which are described in more detail below, are counted as shares present at the annual meeting for purposes of determining whether a quorum exists.

Who Is Entitled To Vote?

            Only stockholders of record of the Company's Class A common stock at the close of business on Wednesday, February 13, 2008, which is the "record date," are entitled to notice of, and to vote at, the annual meeting. Shares that may be voted include shares that are held (1) directly by the stockholder of record, and (2) beneficially through a broker, bank or other nominee. Each share of our Class A common stock will be entitled to one vote on all matters submitted for a vote at the annual meeting.

            As of the record date, there were approximately 86,243,663 shares of our Class A common stock issued and outstanding and entitled to be voted at the annual meeting.

What Is The Difference Between Holding Shares As A "Registered Owner" And As A "Beneficial Owner"?

            Most of the Company's stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between registered shares and those owned beneficially:

  •
  Registered Owners – If your shares are registered directly in your name with our transfer agent, Computershare Trust Company N.A., you are, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to grant your voting proxy directly to the Company or to vote in person at the annual meeting.

  •
  Beneficial Owners – If your shares are held in a brokerage account, bank or by another nominee, you are, with respect to those shares, the "beneficial owner" of shares held in street name. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote or to vote in person at the annual meeting. However, since you are not a stockholder of record, you may not vote these shares in person at the annual meeting unless you obtain a "legal proxy" from your broker, bank or other nominee (who is the stockholder of record), giving you the right to vote the shares.

What Stockholder Approval Is Necessary For Approval Of The Proposals?

  •
  Election of Directors

            The election of directors requires the affirmative vote of a plurality of the shares of our Class A common stock cast at the annual meeting. This means that the two Class I director nominees receiving the most votes will be elected. For purposes of this vote, a vote to abstain or withholding your vote (or a direction to a broker or other nominee to do so) are not counted as votes cast, and therefore, will have no effect on the outcome of the election of directors.

  •
  Approval of the Amendment to the Executive Incentive Plan

            Under current New York Stock Exchange (the "NYSE") rules, the approval of the Amendment to the Executive Incentive Plan requires that the total votes cast on this proposal represent at least 50% of our outstanding shares of Class A common stock, and a majority of those votes cast must vote in favor of this Amendment. For purposes of this vote, a vote to abstain (or a direction to a broker or other nominee to do so) will be counted as a vote cast and will have the effect of a negative vote. A broker non-vote, as described below, is not counted as a vote cast, and therefore, could prevent the total votes cast on this proposal from representing over 50% of the outstanding shares of common stock.

  •
  Ratification of the Appointment of the Company's Independent Registered Public Accounting Firm

            The ratification of the Audit Committee's appointment of KPMG as the Company's independent registered public accounting firm requires the affirmative vote of a majority of the shares of our Class A common stock cast at the annual meeting. For purposes of this vote, a vote to abstain (or a direction to a broker or other nominee to do so) is not counted as a vote cast, and therefore, will have no effect on this vote. Stockholder ratification is not required for the appointment of KPMG because the Audit Committee has the responsibility of appointing the Company's independent registered public accounting firm. However, we are submitting the proposal to solicit the opinion of our stockholders.

  •
  Stockholder Proposal – Advisory Vote on Executive Compensation

            The approval of the stockholder proposal to require an advisory vote on executive compensation requires the affirmative vote of a majority of the shares of our Class A common stock cast at the annual meeting. For purposes of this vote, a vote to abstain (or a direction to a broker or other nominee to do so) and a broker non-vote (as described below) are both not counted as a vote cast, and therefore, will have no effect on this vote.

            FOR THE REASONS SET FORTH IN PROPOSAL 4, THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE AGAINST THE STOCKHOLDER PROPOSAL TO APPROVE AN ADVISORY VOTE ON EXECUTIVE COMPENSATION.

            As of the record date, directors and executive officers of the Company beneficially owned (excluding currently exercisable options) an aggregate of approximately 2,388,908 shares of Class A common stock representing 2.8% of our Class A common stock issued and outstanding, and therefore, 2.8% of the voting power entitled to vote at the annual meeting. The Company believes that its directors and executive officers currently intend to vote their shares (1) in favor of the election of the Class I director nominees, (2) in favor of the Amendment to the Executive Incentive Plan, (3) in favor of the ratification of KPMG as the Company's independent registered public accounting firm, and (4) AGAINST the stockholder proposal to require an advisory vote on executive compensation.

May I Vote My Shares In Person At The Annual Meeting?

            If you are the registered owner of shares of the Company's Class A common stock on the record date, you have the right to vote your shares in person at the annual meeting.

            If you are the beneficial owner of shares of the Company's Class A common stock on the record date, you may vote these shares in person at the annual meeting if you have requested and received a legal proxy from your broker, bank or other nominee (the stockholder of record) giving you the right to vote the shares at the annual meeting, complete such legal proxy and present it to the Company at the annual meeting.

            Even if you plan to attend the annual meeting, we recommend that you submit your proxy card or voting instructions so that your vote will be counted if you later decide not to attend the annual meeting.

How Can I Vote My Shares Without Attending The Annual Meeting?

            If you are the registered owner, you may instruct the named proxy holders on how to vote your shares by completing, signing, dating and returning the enclosed proxy card in the postage pre-paid envelope provided with this Proxy Statement, or by using the Internet voting site or the toll-free telephone number listed on the proxy card. Specific instructions for using the Internet and telephone voting systems are on the proxy card. The Internet and telephone voting systems will be available until 11:59 p.m. Central Daylight Time, on Tuesday, April 8, 2008 (the day before the annual meeting).

            If you are the beneficial owner of shares held in street name, you may instruct your broker, bank or other nominee on how to vote your shares. Your nominee has enclosed with this Proxy Statement a voting instruction card for you to use in directing your nominee on how to vote your shares. The instructions from your nominee will indicate if Internet or telephone voting is available and, if so, will provide details regarding how to use those systems.

If My Shares Are Held In "Street Name," Will My Broker, Bank Or Other Nominee Vote My Shares For Me?

            Brokers, banks and other nominees who do not have instructions from their "street name" customers may not use their discretion in voting their customers' shares on "non-routine" matters. The proposal to approve the Amendment to the Executive Incentive Plan and the stockholder proposal to require an advisory vote on executive compensation are both non-routine matters and, therefore, shares of our Class A common stock held in "street name" will not be voted with respect to these proposals without voting instructions from the beneficial owners. However, the proposals to elect the director nominees and ratify the appointment of KPMG as the Company's independent registered public accounting firm are both considered routine matters and, therefore, if beneficial owners fail to give voting instructions, nominees will have discretionary authority to vote shares of our Class A common stock with respect to these proposals. You should follow the instructions provided by your nominee in directing your nominee on how to vote your shares.

What Is A Broker Non-Vote?

            Generally, a "broker non-vote" occurs when a broker, bank or other nominee that holds shares in "street name" for customers is precluded from exercising voting discretion on a particular proposal because (1) the beneficial owner has not instructed the nominee how to vote, and (2) the nominee lacks discretionary voting power to vote such shares. Under NYSE rules, a nominee does not have discretionary voting power with respect to the approval of "non-routine" matters absent specific voting instructions from the beneficial owners of such shares.

            The proposal to approve the Amendment to the Executive Incentive Plan and the stockholder proposal to require an advisory vote on executive compensation are both "non-routine" matters. If you are the beneficial owner of shares of the Company's Class A common stock, your nominee will send you directions on how you can instruct them to vote. If you do not provide voting instructions, your nominee will not vote your shares on these two proposals.

How Will My Proxy Be Voted?

            Shares represented by a properly executed proxy (in paper form, by Internet or by telephone) that is timely received, and not subsequently revoked, will be voted at the annual meeting or any adjournments or postponements thereof in the manner directed on the proxy. Henry J. Herrmann and Alan W. Kosloff are named as proxies in the proxy form and have been designated by the Board as the directors' proxies to represent you and vote your shares at the annual meeting. All shares represented by a properly executed proxy on which no choice is specified will be voted (1) FOR the election of the nominees for director named in this Proxy Statement, (2) FOR the approval of the Amendment to the Executive Incentive Plan, (3) FOR the ratification of the appointment of KPMG as the Company's independent registered public accounting firm for the 2008 fiscal year, (4) AGAINST the stockholder proposal to require an advisory vote on executive compensation, if properly presented at the annual meeting, and (5) in accordance with the proxy holders' best judgment as to any other business that properly comes before the annual meeting.

            This Proxy Statement is considered to be voting instructions for the trustees of the Waddell & Reed Financial, Inc. 401(k) and Thrift Plan, the Torchmark Corporation Savings and Investment Plan, the Liberty National Life Insurance Company 401(k) Plan, and the Profit Sharing and Retirement Plan of Liberty National Life Insurance Company for our Class A common stock allocated to individual accounts under those plans. If account information is the same, participants in the plan (who are also stockholders of record) will receive a single proxy representing all of their shares. If a plan participant does not submit a proxy to us, the trustees of the plan in which shares are allocated to his or her individual account will vote such shares in the same proportion as the total shares in such plan for which directions have been received.

May I Revoke My Proxy and Change My Vote?

            Yes. You may revoke your proxy and change your vote at any time prior to the vote at the annual meeting.

            If you are the registered owner, you may revoke your proxy and change your vote by (1) submitting a new proxy bearing a later date (which automatically revokes the earlier proxy), (2) giving notice of your changed vote to us in writing mailed to the attention of Wendy J. Hills, Corporate Secretary, at our executive offices, or (3) attending the annual meeting and giving oral notice of your intention to vote in person.

            If you are the beneficial owner of shares held in street name, you may revoke your proxy and change your vote by (1) submitting new voting instructions to your broker, bank or other nominee in accordance with the voting instructions, or (2) if you have obtained a legal proxy from your nominee giving you the right to vote your shares, by attending the meeting, presenting the completed proxy to the Company and voting in person.

            You should be aware that simply attending the annual meeting will not in and of itself constitute a revocation of your proxy.

Who Will Pay The Costs of Soliciting Proxies?

            The costs of soliciting proxies pursuant to this Proxy Statement will be borne by the Company. Proxies will be solicited initially by mail. Further solicitation may be made in person or by telephone, electronic mail or facsimile. The Company will bear the expense of preparing, printing and mailing this Proxy Statement and accompanying materials to our stockholders. Upon request, the Company will reimburse brokers, banks or other nominees for reasonable expenses incurred in forwarding copies of the proxy materials relating to the annual meeting to the beneficial owners of our Class A common stock.

            The Company has retained Georgeson Inc., an independent proxy solicitation firm ("Georgeson"), to assist in soliciting proxies from stockholders. Georgeson will receive a fee of approximately $9,500 as compensation for its services and will be reimbursed for its out-of-pocket expenses. The Company has agreed to indemnify Georgeson against certain liabilities arising under the federal securities laws.

What Other Business Will Be Presented at the Annual Meeting?

            As of the date of this Proxy Statement, the Board knows of no other business that may properly be, or is likely to be, brought before the annual meeting. If any other matters should arise at the annual meeting, the persons named as proxy holders, Henry J. Herrmann and Alan W. Kosloff, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If, for any unforeseen reason, any of the Class I director nominees are not available to serve as a director, the named proxy holders will vote your proxy for such other director candidate or candidates as may be nominated by the Board.

What Is The Deadline For Stockholder Proposals for the 2009 Annual Meeting?

            In order for a stockholder proposal to be eligible to be included in the Company's proxy statement and proxy card for the 2009 Annual Meeting of Stockholders, the proposal (1) must be received by the Company at its executive offices, 6300 Lamar Avenue, Overland Park, Kansas 66202, Attn: Corporate Secretary, on or before November 7, 2008, and (2) must concern a matter that may be properly considered and acted upon at the annual meeting in accordance with applicable laws, regulations and the Company's Bylaws and policies, and must otherwise comply with Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

Where Can I Find The Voting Results Of the Annual Meeting?

            The Company will publish final voting results of the annual meeting in its quarterly report on Form 10-Q for the second quarter of the 2008 fiscal year.

What Should I Do If I Receive More Than One Set Of Voting Materials?

            You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account. If you are a registered owner and your shares are registered in more than one name, you will receive more than one proxy card. Please vote each proxy and voting instruction card that you receive.

What Is Householding?

            In an effort to reduce printing costs and postage fees, the Company has adopted a practice approved by the Securities and Exchange Commission (the "SEC") called "householding." Under this practice, certain stockholders who have the same address and last name will receive only one copy of this Proxy Statement and the Company's Annual Report on Form 10-K, unless one or more of these stockholders notifies the Company that he or she wishes to continue receiving individual copies. Stockholders who participate in householding will continue to receive separate proxy cards.

            If you share an address with another stockholder and received only one copy of this Proxy Statement and the Company's Annual Report on Form 10-K, and would like to request a separate copy of these materials, or you do not wish to participate in householding in the future, please (1) mail such request to Waddell & Reed Financial, Inc. Attn: Investor Relations Department, 6300 Lamar Avenue, Overland Park, Kansas 66202, or (2) contact our Investor Relations Department toll-free at (800) 532-2757. Similarly, you may also contact the Company if you received multiple copies of the Company's proxy materials and would prefer to receive a single copy in the future.

What Do I Need To Do Now?

            First, read this Proxy Statement and its Appendix carefully. Then, if you are a registered owner, you should, as soon as possible, submit your proxy by either executing and returning the proxy card or by voting electronically via the Internet or by telephone. If you are the beneficial owner of shares held in street name, then you should follow the voting instructions of your broker, bank or other nominee. Your shares will be voted in accordance with the directions you specify. If you submit an executed proxy card to the Company, but fail to specify voting directions, your shares will be voted (1) FOR the approval of the director nominees, (2) FOR the approval of the Amendment to the Executive Incentive Plan, (3) FOR the ratification of KPMG as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2008, and (4) AGAINST the stockholder proposal requiring an advisory vote on executive compensation.

Who Can Help Answer My Questions?

            If you have questions concerning a proposal or the annual meeting, if you would like additional copies of this Proxy Statement, or if you need special assistance at the annual meeting, please call our Investor Relations office toll free at (800) 532-2757. In addition, information regarding the annual meeting is available via the Internet at our website www.waddell.com.

            YOU SHOULD CAREFULLY READ THIS PROXY STATEMENT (INCLUDING ITS APPENDIX) IN ITS ENTIRETY.    The summary information provided above in "question and answer" format is for your convenience only and is merely a brief description of material information contained in this Proxy Statement.

            YOUR VOTE IS IMPORTANT. IF YOU ARE A REGISTERED OWNER, YOU MAY VOTE BY TELEPHONE, INTERNET OR BY FILLING IN, SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE ACCOMPANYING ENVELOPE AS PROMPTLY AS POSSIBLE. IF YOU ARE A BENEFICIAL OWNER, PLEASE FOLLOW THE VOTING INSTRUCTIONS OF YOUR BROKER, BANK OR OTHER NOMINEE AS PROVIDED WITH THIS PROXY STATEMENT AS PROMPTLY AS POSSIBLE.

PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING

PROPOSAL NO. 1

ELECTION OF DIRECTORS

            The Board nominates Alan W. Kosloff and Jerry W. Walton as Class I directors, to hold office for a term of three years, expiring at the close of the 2011 Annual Meeting of Stockholders or until their successors are elected and qualified, or their earlier resignation or removal. The Board believes these incumbent directors standing for re-election are well qualified and experienced to direct and manage the Company's operations and business affairs and will represent the interests of the stockholders as a whole. Biographical information on each of these nominees is set forth below in "Directors and Executive Officers."

            If any director nominee becomes unavailable for election, which is not anticipated, the named proxies will vote for the election of such other person as the Board may nominate, unless the Board resolves to reduce the number of Class I directors to serve on the Board and thereby reduce the number of directors to be elected at the annual meeting.

            THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH OF THE DIRECTOR NOMINEES LISTED HEREIN.

OTHER INFORMATION YOU NEED TO MAKE AN INFORMED DECISION

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

Number of Directors and Term of Directors and Executive Officers

            The Company's Bylaws provide that the number of directors will not be less than seven nor more than 15 with the exact number to be fixed by the Board. The Company's Certificate of Incorporation divides the Board into three classes of as equal size as possible, with the terms of each class expiring in consecutive years so that only one class is elected in any given year. Currently, there are seven directors with two directors in Class I and Class II and three directors in Class III.

            The stockholders of the Company elect successors for directors whose terms have expired at the Company's annual meeting. The Board elects members to fill new membership positions and vacancies in unexpired terms on the Board. Pursuant to the Company's Bylaws, non-employee directors must retire from the Board at the close of the Annual Meeting of Stockholders following their 74th birthday. Executive officers of the Company are elected by the Board and hold office until their successors are elected and qualified or until their earlier death, retirement, resignation or removal.

Directors and Executive Officers

            The names of the Company's directors and executive officers and their respective current ages and positions are as follows:

Name	Age	Position

Michael L. Avery	54	Senior Vice President and Chief Investment Officer
Brent K. Bloss	39	Senior Vice President – Finance, Treasurer and Principal Accounting Officer
Thomas W. Butch	51	Senior Vice President and Chief Marketing Officer
Daniel P. Connealy	61	Senior Vice President and Chief Financial Officer
Henry J. Herrmann	65	Chief Executive Officer and Class III Director
Alan W. Kosloff	67	Chairman of the Board and Class I Director
Dennis E. Logue	63	Class II Director
James M. Raines	68	Class III Director
Ronald C. Reimer	73	Class II Director
William L. Rogers	61	Class III Director
Mark A. Schieber	50	Senior Vice President and Controller
Daniel C. Schulte	42	Senior Vice President and General Counsel
Michael D. Strohm	56	Senior Vice President and Chief Operations Officer
John E. Sundeen, Jr.	47	Senior Vice President and Chief Administrative Officer – Investments
Jerry W. Walton	61	Class I Director
Robert J. Williams, Jr.	64	Senior Vice President – Public Affairs

            Set forth below is a description of the backgrounds of the executive officers, directors and nominees for director.

            Michael L. Avery has been Senior Vice President and Chief Investment Officer of the Company since June 2005. He has served as Executive Vice President and Chief Investment

Officer of Waddell & Reed Investment Management Company ("WRIMCO") and Ivy Investment Management Company ("IICO"), both of which are investment advisor subsidiaries of the Company, since June 2005. Prior thereto, he served as Senior Vice President of WRIMCO from January 1997 to June 2005 and of IICO from April 2003 to June 2005. Mr. Avery joined the Company in June 1981 and has served as a mutual fund portfolio manager since 1994.

            Brent K. Bloss has been Senior Vice President – Finance and Principal Accounting Officer since July 2007 and Treasurer since January 2006. Previously, he served as Vice President of the Company from April 2004 to July 2007, as Assistant Treasurer of the Company from January 2002 to January 2006, and as Assistant Vice President from January 2002 to April 2004. From September 1995 to December 2001, he served in various roles in the audit practice of KPMG. Mr. Bloss joined the Company in January 2002.

            Thomas W. Butch has been Senior Vice President and Chief Marketing Officer of the Company since joining the Company in November 1999. He has served as President of Waddell & Reed, Inc. ("WRI"), a broker-dealer subsidiary of the Company, since March 2005 and as Chief Marketing Officer thereof since March 2002. Previously, he served as Executive Vice President of WRI from January 2000 to March 2005. He has served as Senior Vice President and Chief Marketing Officer of IICO since December 2002 and as Chairman, Chief Executive Officer and President of Ivy Funds Distributor, Inc., a broker-dealer subsidiary of the Company, since March 2003. Prior to joining the Company, he was associated with Stein Roe & Farnham, Inc., Chicago, Illinois, an investment firm where he served in various positions from 1994-1999, including President of Mutual Funds, Senior Vice President of Marketing and Director of Public Relations.

            Daniel P. Connealy has been Senior Vice President and Chief Financial Officer of the Company since joining the Company in June 2004. Mr. Connealy has served as a director of the Russell Investment Company mutual funds, Tacoma, Washington, since April 2003. Previously, he served as Vice President and Chief Financial Officer of Stilwell Financial, Inc., Kansas City, Missouri, an asset management company (now known as Janus Capital Group) from June 2001 to March 2003. From July 1979 to May 2001, he served as a partner in the international accounting firm of PricewaterhouseCoopers LLP.

            Henry J. Herrmann has been Chief Executive Officer of the Company since May 2005 and a Director since March 1998. Previously, he served as President of the Company from March 1998 to May 2005 and as Chief Investment Officer from March 1987 to May 2005. He is also a director and President of the Waddell & Reed Advisors Group of Mutual Funds, Ivy Funds, Inc., W&R Target Funds, Inc. and Waddell & Reed InvestEd Portfolios, Inc. and a Trustee and President of the Ivy Funds portfolios, all of which are mutual funds managed by the Company. He joined the Company in March 1971. Mr. Herrmann's term on the Board expires in 2010.

            Alan W. Kosloff has been a Director of the Company since January 2003 and Chairman of the Board since May 2005. He has served as Chairman of Kosloff & Partners, LLC, Kansas City, Missouri, a consulting and investment firm since April 1996. Previously, he served as Chairman of Jones & Mitchell, Olathe, Kansas, an imprinted and licensed sportswear company from October 1997 to March 2005 and as Chairman, Chief Executive Officer and President of

American Marketing Industries, Inc., Kansas City, Missouri, an apparel manufacturing, distribution and marketing firm from 1976 to 1995. Mr. Kosloff is a nominee for director.

            Dennis E. Logue has been a Director of the Company since January 2002. He has served as Chairman of the Board of Ledyard National Bank, Hanover, New Hampshire, since August 2005. Additionally, Mr. Logue has served as an Emeritus Professor of Management at the Amos Tuck School, Dartmouth College since August 2005. He served as Dean of the Michael B. Price College of Business at the University of Oklahoma from July 2001 to September 2005. Prior thereto, Mr. Logue held numerous business-oriented professorships, most recently at the Amos Tuck School, Dartmouth College from July 1974 to June 2001. Mr. Logue is also a director of Abraxas Petroleum Corporation, San Antonio, Texas, a natural gas and crude oil exploration, development and production company and of Duckwall-Alco Stores, Inc., Abilene, Kansas, a general merchandise retailer. Mr. Logue's term on the Board expires in 2009.

            James M. Raines has been a Director of the Company since July 1998. He has served as a director of Clear Channel Outdoor Holdings, Inc., a San Antonio, Texas outdoor advertising company since November 2005 and as President of James M. Raines and Company, San Antonio, Texas, an investment banking firm since September 1988. Mr. Raines' term on the Board expires in 2010.

            Ronald C. Reimer has been a Director of the Company since March 2001. He is currently on the Board of Advisors, and is a member of the Finance Committee, of Truman Medical Center Hospital, Kansas City, Missouri ("TMC"). He also serves on the Board of Directors, and as the Secretary and Treasurer, of the TMC Charitable Foundation. Mr. Reimer is associated with the TMC Professional and General Liability Self-Insurance Trust as Chairman of the Management Committee. He also serves as a director for Prairie Star Bancshares, Inc., a privately-held bank in Olathe, Kansas. Previously, Mr. Reimer co-founded Reimer and Koger Associates, an investment counseling firm in Merriam, Kansas in 1973 and served as its President until his retirement in 1988. Mr. Reimer's term on the Board expires in 2009.

            William L. Rogers has been a Director of the Company since April 1998. He has served as Chairman of The Halifax Group, an investment group based in Dallas, Texas, since 1999. In addition, he has been a Principal of Colony Capital, Inc., an investment group based in Los Angeles, California, since 1992. Mr. Rogers' term on the Board expires in 2010.

            Mark A. Schieber has been Senior Vice President of the Company since July 2007 and Controller of the Company since April 2002. Previously, he served as Vice President and Principal Accounting Officer from April 2002 to July 2007, and has served as Vice President and Controller of Waddell & Reed Financial Services, Inc., a holding company subsidiary of the Company, since December 2001 and as Vice President, Controller, Principal Accounting Officer and Principal Financial Officer of WRI since June 2002. Previously, he served as Assistant Vice President of WRI from January 1998 to June 2002. Mr. Schieber joined the Company in May 1981.

            Daniel C. Schulte has been General Counsel of the Company since January 2000 and Senior Vice President since April 2004. Prior thereto, he served as Vice President of the Company from January 2000 to April 2004 and as Secretary from January 2000 to April 2003. From July 1998 to

January 2000, he served as Assistant Secretary of the Company. Prior to joining the Company in June 1998, Mr. Schulte was associated with the law firm of Klenda, Mitchell, Austerman and Zuercher LLC, in Wichita, Kansas. From 1992 to 1994, Mr. Schulte practiced in the corporate tax group of the international accounting firm of Ernst & Young, LLP in Kansas City, Missouri.

            Michael D. Strohm has been Senior Vice President of the Company since January 1999 and Chief Operations Officer since March 2001. In addition, he has served as President of Waddell & Reed Services Company, a transfer agent subsidiary of the Company, since June 1999, as Chief Executive Officer of WRI since December 2001 and as Chief Operating Officer thereof since March 2005. Prior thereto, he served as President of WRI from December 2001 to March 2005 and as its Senior Vice President from January 1994 to December 2001. Mr. Strohm joined the Company in June 1972.

            John E. Sundeen, Jr. has been Senior Vice President of the Company since July 1999 and Chief Administrative Officer – Investments since January 2006. Previously, he served as Treasurer of the Company from July 1999 to January 2006 and as Chief Financial Officer from July 1999 to June 2004. He has served as Executive Vice President and Chief Administrative Officer of WRIMCO and of IICO since June 2004. Previously, he served as Senior Vice President of WRIMCO from January 1996 to June 2004 and as Head of Fixed Income within the Investment Management Division thereof from 1994 to June 1999. Mr. Sundeen joined the Company in June 1983.

            Jerry W. Walton has been a Director of the Company since April 2000. He has been Executive Vice President of Finance and Administration and Chief Financial Officer of J.B. Hunt Transport Services, Inc., Lowell, Arkansas, a transportation logistics provider, since 1991. Prior thereto, Mr. Walton served as a tax partner with KPMG, with whom he had been employed since 1968. Mr. Walton is a nominee for director.

            Robert J. Williams, Jr. has been Senior Vice President – Public Affairs of the Company since March 2005. Previously, he served as Senior Vice President of the Company from April 1999 to March 2005 and National Sales Manager of the Company from April 2000 to March 2005. In addition, he served as Executive Vice President and National Sales Manager of WRI from July 1996 to March 2005. Previously, he was associated with the Charles Schwab & Co. institutional organization, an investment firm, where he served as Vice President of Sales and Vice President of Support Services from 1991 to 1995. Mr. Williams joined the Company in July 1996.

            There are no family relationships among any of the Company's executive officers, directors or nominees for director.

Security Ownership of Management

            The following table reflects information regarding beneficial ownership of the Company's Class A common stock by each of its current directors (including all nominees for director), the named executive officers set forth in the 2007 Summary Compensation Table and all other executive officers, and by all such persons as a group, as of February 22, 2008. Unless otherwise indicated in the footnotes below, "beneficially owned" means the sole power to vote or direct the voting of a security and the sole power to dispose or direct the disposition of a security.

Name of Beneficial Owner	Number of Shares Beneficially Owned Directly (1)(3)	Number of Shares Beneficially Owned Indirectly (2)(4)	Percent of Class
Michael L. Avery	201,188	0	*
Brent K. Bloss	13,438	0	*
Thomas W. Butch	15,033	211,997	*
Daniel P. Connealy	100,810	0	*
Henry J. Herrmann	0	1,515,130	1.7%
Alan W. Kosloff	42,824	0	*
Dennis E. Logue	38,098	150	*
James M. Raines	31,129	0	*
Ronald C. Reimer	35,484	14,581	*
William L. Rogers	102,359	0	*
Mark A. Schieber	15,593	0	*
Daniel C. Schulte	105,468	0	*
Michael D. Strohm	137,300	0	*
John E. Sundeen, Jr.	306,550	0	*
Jerry W. Walton	41,564	0	*
Robert J. Williams, Jr.	172,335	0	*
All Directors, Nominees and Executive Officers as a group (16 persons)	1,359,173	1,741,858	3.6%
*
Denotes less than 1%.

(1)
Includes shares that are subject to presently exercisable Class A stock options and options exercisable within 60 days for Messrs. Avery, Bloss, Butch, Connealy, Kosloff, Logue, Raines, Reimer, Rogers, Schieber, Schulte, Strohm, Sundeen, Walton and Williams of 35,000, 0, 14,785, 0, 0, 0, 0, 11,371, 51,467, 1,492, 0, 0, 100,000, 0 and 66,961 shares, respectively; and for all directors, executive officers and nominees as a group, 712,123 shares. Also includes 11,621 shares pledged by Mr. Raines.
(2)
Indirect beneficial ownership includes shares owned by the director or executive officer (a) as beneficiary or trustee of a personal trust, (b) by a spouse or as trustee or beneficiary of a spouse's trust, (c) by a family charitable foundation, (d) by a family investment LLC, or (e) in a retirement account. Indirect beneficial ownership excludes all shares of the unitized stock fund held in the Company 401(k) and Thrift Plan accounts of Messrs. Butch and Schieber.
(3)
Includes unvested shares of restricted Class A common stock granted under the Waddell & Reed Financial, Inc. 1998 Stock Incentive Plan, as amended and restated (the "Stock Incentive Plan") for Messrs. Avery, Bloss, Connealy, Kosloff, Logue, Raines, Reimer, Rogers, Schieber, Schulte, Strohm, Sundeen, Walton and Williams of 149,999, 11,166, 91,971, 22,670, 20,269, 9,944, 19,613, 20,253, 9,833, 105,466, 103,847, 103,462, 12,365 and 45,611 shares, respectively.
(4)
For Mr. Herrmann, indirect beneficial ownership includes 431,047 shares that are subject to presently exercisable Class A stock options and options exercisable within 60 days, and 281,000 shares of unvested restricted stock, all of which are owned by his personal trust. For Mr. Butch, includes 153,014 shares of unvested restricted stock, all of which are owned by his personal trust.

CORPORATE GOVERNANCE

            We believe that good corporate governance helps to ensure that the Company is managed for the long-term benefit of our stockholders, and we continually review and consider our corporate governance policies and practices, the SEC's corporate governance rules and regulations, and the corporate governance listing standards of the NYSE, the stock exchange on which our Class A common stock is traded.

            You can access and print the Charters of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee (the "Corporate Governance Committee"), as well as our Corporate Governance Guidelines, Corporate Code of Business Conduct and Ethics, Whistleblower Policy and other Company polices and procedures required by applicable law, regulation or NYSE corporate governance listing standards on the "Corporate Governance" page of the "Corporate" section of our website at www.waddell.com. Additionally, you can request copies of any of these documents by writing to our Secretary at the following address:

Waddell & Reed Financial, Inc.
6300 Lamar Avenue
Overland Park, KS 66202
Attn: Corporate Secretary

Director Independence

            The Board is composed of a majority of directors who satisfy the criteria for independence under the NYSE corporate governance listing standards. In determining independence, each year the Board affirmatively determines, among other items, whether the directors have no direct or indirect material relationship with the Company or any of its subsidiaries pursuant to the NYSE corporate governance listing standards. When assessing the "materiality" of a director's relationship with the Company, if any, the Board considers all relevant facts and circumstances, not merely from the director's standpoint, but from that of the persons or organizations with which the director has an affiliation, and the frequency or regularity of the services, whether the services are being carried out at arm's length in the ordinary course of business, and whether the services are being provided substantially on the same terms to the Company as those prevailing at the time from unrelated parties for comparable transactions. Material relationships can include commercial, banking, industrial, consulting, legal, accounting, charitable and familial relationships. The Board also considers any other relationship that could interfere with the exercise of independence or judgment in carrying out the duties of a director.

            Applying these independence standards, the Board has determined that Alan W. Kosloff, Dennis E. Logue, James M. Raines, Ronald C. Reimer, William L. Rogers and Jerry W. Walton are all independent directors. With respect to Mr. Raines, the Board specifically considered that more than one year had passed since Mr. Raines repaid two outstanding loans to Mr. Herrmann, one for $75,000 made in January 2001 and one for $60,000 made in September 2002, each accruing interest at an annual rate of 10%. These loans were repaid in full in November and December of 2006.

            After due consideration, the Board has determined that none of these non-management directors have a material relationship with the Company or any of its subsidiaries (either directly or indirectly as a partner, stockholder or officer of an organization that has a relationship with the Company or any of its subsidiaries) and they all meet the criteria for independence under the NYSE corporate governance listing standards.

Board Composition and Director Qualifications

            The Corporate Governance Committee periodically assesses the appropriate size and composition of the Board, and whether any vacancies on the Board are expected. In the event that vacancies are anticipated or otherwise arise, the Corporate Governance Committee will review and assess potential director candidates. The Corporate Governance Committee utilizes various methods for identifying and evaluating candidates for director. Candidates may come to the attention of the Corporate Governance Committee through recommendations of Board members, management, stockholders or professional search firms. Generally, director candidates should, at a minimum:

  •
  Possess relevant business and financial expertise and experience, including a basic understanding of financial statements;
  •
  Have exemplary character and integrity and be willing to work constructively with others;
  •
  Have sufficient time to devote to Board meetings and consultation on Board matters; and
  •
  Be free of conflicts of interest that violate applicable law or interfere with director performance.

            In addition, the Corporate Governance Committee seeks director candidates who possess the following qualities and skills:

  •
  The capacity and desire to represent the interests of the Company's stockholders as a whole;
  •
  Occupational experience and perspective that, together with other directors, enhances the quality of the Board;
  •
  Leadership experience and sound business judgment;
  •
  Accomplishments in their respective field, with superior credentials and recognition;
  •
  The ability to contribute to the mix of skills, core competencies and qualifications of the Board through expertise in one or more of the following areas: accounting and finance, mergers and acquisitions, investment management, sales and marketing, business and management, law, academia, strategic planning, investor relations, executive leadership development and executive compensation;
  •
  Service as a senior officer of, or a trusted advisor to senior management of, a publicly-held company; and
  •
  Knowledge of the critical aspects of the Company's business and operations.

            The director qualifications set forth above are general in nature and may be modified by the Board or the Corporate Governance Committee from time to time as the Board or the Corporate Governance Committee deems appropriate.

Director Recommendations by Stockholders

            In addition to recommendations from Board members, management or professional search firms, the Corporate Governance Committee will consider director candidates properly submitted by stockholders who individually or as a group have beneficially owned at least two percent of the outstanding shares of the Company's Class A common stock for at least one year prior to the date the recommendation is submitted. Stockholders must submit director candidate recommendations in writing by certified mail to the Company's Secretary not less than 120 days prior to the first anniversary of the date of the proxy statement relating to the Company's previous annual meeting. Accordingly, for the 2009 Annual Meeting of Stockholders, director candidates must be submitted to the Company's Secretary by November 7, 2008. Director candidates submitted by stockholders must contain at least the following information:

  •
  The name and address of the recommending stockholder;
  •
  The number of shares of the Company's Class A common stock beneficially owned by the recommending stockholder and the dates such shares were purchased;
  •
  The name, age, business address and residence of the candidate;
  •
  The principal occupation or employment of the candidate for the past five years;
  •
  A description of the candidate's qualifications to serve as a director, including financial expertise, and why the candidate does or does not qualify as "independent" under the NYSE corporate governance listing standards;
  •
  The number of shares of the Company's Class A common stock beneficially owned by the candidate, if any; and
  •
  A description of the arrangements or understandings between the recommending stockholder and the candidate, if any, or any other person pursuant to which the recommending stockholder is making the recommendation.

            In addition, the recommending stockholder and the candidate must submit, with the recommendation, a signed statement agreeing and acknowledging that:

  •
  The candidate consents to being a director candidate and, if nominated and elected, he/she will serve as a director representing all of the Company's stockholders in accordance with applicable laws and the Company's Certificate of Incorporation and Bylaws;
  •
  The candidate, if elected, will comply with the Company's Corporate Governance Guidelines and any other applicable rule, regulation, policy or standard of conduct applicable to the Board and its individual members;
  •
  The recommending stockholder will maintain beneficial ownership of at least two percent of the Company's issued and outstanding Class A common stock through the date of the annual meeting for which the candidate is being recommended for nomination and that, upon such candidate's nomination and election to the Board, the recommending stockholder intends to maintain such ownership throughout the candidate's term as director; and

  •
  The recommending stockholder and the candidate will promptly provide any additional information requested by the Corporate Governance Committee and/or the Board to assist in the consideration of the candidate, including a completed and signed Questionnaire for Directors and Officers on the Company's standard form and an interview with the Corporate Governance Committee or its representative.

            For a complete list of the information that must be included in director recommendations submitted by stockholders, please see the "Policy Regarding Director Recommendations By Stockholders" on the "Corporate Governance" page of the "Corporate" section of our website at www.waddell.com. The Corporate Governance Committee will consider all director candidates submitted through its established processes, and will evaluate each of them, including incumbents, based on the same criteria. However, the Corporate Governance Committee may prefer incumbent directors and director candidates who they know personally or that have relevant industry experience and in-depth knowledge of the Company's business and operations.

            The policies and procedures set forth above are intended to provide flexible guidelines for the effective functioning of the Company's director nomination process. The Board intends to review these policies and procedures periodically and anticipates that modifications may be necessary from time to time as the Company's needs and circumstances change.

Communications with the Board

            Stockholders and other interested parties may communicate with the Board, Board committees, the independent or non-management directors, each as a group, and individual directors by submitting their communications in writing to the attention of the Company's Secretary. All communications must identify the recipient, author, state whether the author is a stockholder of the Company, and be forwarded to the following address:

Waddell & Reed Financial, Inc.
6300 Lamar Avenue
Overland Park, KS 66202
Attn: Corporate Secretary

            The directors of the Company, including the non-management directors, have directed the Secretary not to forward to the intended recipient any communications that are reasonably determined in good faith by the Secretary to relate to improper or irrelevant topics or are substantially incomplete.

Board Meetings

            The Board held 11 meetings during the 2007 fiscal year. All directors attended at least 75% of the Board meetings. The Board also acted by unanimous written consent on one occasion in 2007. The Company has adopted a Director Attendance Policy to stress the importance of attendance, director preparedness, and active and effective participation at Board and Board committee meetings. All of the directors attended the 2007 Annual Meeting of Stockholders and the 2007 Annual Meeting of Directors.

            Additionally, in 2007, the non-management directors held four executive sessions and the independent directors held two executive sessions. Alan W. Kosloff served as chairman of each of these executive sessions.

Chairman of the Board

            On January 23, 2008, subject to his reelection to the Board at the 2008 Annual Meeting of Stockholders, the Board re-elected Mr. Kosloff, an independent director, to serve as Chairman of the Board and to preside over executive sessions of both the non-management directors and the independent directors.

Board Committees

            Standing committees of the Board include the Audit Committee, the Compensation Committee, the Corporate Governance Committee and the Executive Committee. Committee members are elected annually by the Board and serve until their successors are elected and qualified or until their earlier death, retirement, resignation or removal.

            Upon the recommendation of the Corporate Governance Committee, on January 23, 2008, the Board appointed the following members to serve on these committees:

  •
  Audit, comprised of Alan W. Kosloff, Dennis E. Logue, James M. Raines and Ronald C. Reimer. Mr. Logue serves as Chairman of the Audit Committee.

  •
  Compensation, comprised of Alan W. Kosloff, Ronald C. Reimer, William L. Rogers and Jerry W. Walton. Mr. Reimer serves as Chairman of the Compensation Committee.

  •
  Corporate Governance, comprised of Alan W. Kosloff, Dennis E. Logue, James M. Raines, Ronald C. Reimer, William L. Rogers and Jerry W. Walton. Mr. Rogers serves as Chairman of the Corporate Governance Committee.

  •
  Executive, comprised of Henry J. Herrmann, Alan W. Kosloff and William L. Rogers. Mr. Kosloff serves as Chairman of the Executive Committee.

            Audit Committee.    The Audit Committee (1) appoints, terminates, retains, compensates and oversees the work of the independent registered public accounting firm, (2) pre-approves all audit, review and attest services and permitted non-audit services provided by the independent registered public accounting firm, (3) oversees the performance of the Company's internal audit function, (4) evaluates the qualifications, performance and independence of the independent registered public accounting firm, (5) reviews external and internal audit reports and management's responses thereto, (6) oversees the integrity of the financial reporting process, system of internal accounting controls, and financial statements and reports of the Company, (7) oversees the Company's compliance with legal and regulatory requirements, (8) reviews the Company's annual and quarterly financial statements, including disclosures made in "Management's Discussion and Analysis of Financial Condition and Results of Operations" set forth in periodic reports filed with the SEC, (9) discusses with management earnings press releases, (10) meets with management, the internal auditors, the independent auditors and the Board, (11) provides the Board with information and materials as it deems necessary to make the Board aware of significant financial, accounting and internal control matters of the Company, (12) oversees the receipt, investigation, resolution and retention of all complaints submitted under the Company's Whistleblower Policy, (13) produces an annual report for inclusion in the Company's proxy statement, and (14) otherwise complies with its responsibilities and duties as set forth in the Company's Audit Committee Charter.

            The Board has determined that all four members of the Audit Committee satisfy the independence and other requirements for audit committee membership of the NYSE corporate governance listing standards and SEC requirements. The Board has also determined that Messrs. Kosloff, Logue, Raines and Reimer have the attributes of an audit committee financial expert as defined by the SEC. The Board determined that these members acquired such attributes through their experience in preparing, auditing, analyzing or evaluating financial statements containing accounting issues as generally complex as the Company's financial statements; actively supervising one or more persons engaged in such activities; their experience of overseeing or assessing the performance of companies and public accountants with respect to the preparation, auditing or evaluation of financial statements; or other relevant experience. In 2007, the Audit Committee met six times. All of the members attended at least 75% of the Audit Committee meetings. For additional information concerning the Audit Committee, see "Audit Committee Report" set forth below.

            Compensation Committee.    The Compensation Committee (1) determines and approves the compensation of the Company's senior executive officers, including the Chief Executive Officer, (2) reviews and approves the annual performance goals and objectives and rewards outstanding performance of the Company's senior executive officers, including the Chief Executive Officer, (3) establishes and certifies the achievement of performance goals, (4) oversees the Company's incentive compensation and other equity-based compensation plans, (5) reviews and approves compensation recommendations for the Company's non-management directors, (6) assesses the adequacy and competitiveness of the Company's executive and director compensation programs, (7) reviews and discusses with management the "Compensation Discussion and Analysis" and recommends whether such analysis should be included in the Company's Annual Report on Form 10-K or proxy statement filed with the SEC, (8) produces an annual report on executive compensation for inclusion in the Company's proxy statement, and (9) otherwise complies with its responsibilities and duties as set forth in the Company's Compensation Committee Charter.

            Pursuant to its Charter, the Compensation Committee may appoint subcommittees for any purpose that the Compensation Committee deems appropriate and delegate to such subcommittees such power and authority as the Compensation Committee deems appropriate; however, (1) no subcommittee shall consist of fewer than two members, and (2) the Compensation Committee may not delegate to a subcommittee any power or authority required by any law, regulation or corporate governance listing standard to be exercised by the Compensation Committee as a whole. At this time, the Compensation Committee does not intend to delegate its powers and authority to any subcommittee in the foreseeable future.

            The agenda for meetings of the Compensation Committee is determined by its Chairman with the assistance of the Chairman of the Board and the Company's Secretary. Compensation Committee meetings are regularly attended by several of the Company's officers, including the Chief Executive Officer. Independent advisors and the Company's legal, accounting and human resources departments support the Compensation Committee in fulfilling its responsibilities. The Compensation Committee has authority under its Charter to retain, approve fees for, and terminate independent advisors as it deems necessary to assist in the fulfillment of its responsibilities. For more detail on the Compensation Committee, including its role, see "Compensation Discussion and Analysis" and also "Compensation Committee Report" set forth below.

            None of the individuals serving on the Compensation Committee has ever been an officer or employee of the Company. The Board has determined that all of the members of the Compensation Committee satisfy the independence requirements of the NYSE corporate governance listing standards. Additionally, all of the members of the Compensation Committee qualify as "non-employee directors" for purposes of SEC requirements, and as "outside directors" for purposes of Section 162(m) of the Internal Revenue Code.

            The Compensation Committee met five times in 2007 to discuss, among other items, the salaries, bonuses and other compensation of the senior executive officers and other key employees of the Company, including the Chairman of the Board and the Chief Executive Officer. The Committee also acted by unanimous written consent on one occasion in 2007. All of the members attended at least 75% of the Compensation Committee meetings.

            Corporate Governance Committee.    The Corporate Governance Committee (1) annually reviews the Company's Corporate Governance Guidelines, (2) assists the Board in identifying, screening and recruiting qualified individuals to become Board members, (3) proposes nominations for Board membership and committee membership, (4) assesses the composition of the Board and its committees, (5) oversees the performance of the Board and committees thereof, and (6) otherwise complies with its responsibilities and duties as set forth in the Company's Corporate Governance Committee Charter.

            The Board has determined that all of the members of the Corporate Governance Committee satisfy the independence requirements of the NYSE corporate governance listing standards. The Corporate Governance Committee met two times in 2007. All of the members attended at least 75% of the Corporate Governance Committee meetings.

            Executive Committee.    The Executive Committee may exercise certain powers of the Board between scheduled Board meetings and may perform such duties as the Board may authorize from time to time. The Executive Committee did not meet in 2007.

Compensation of Directors

            The Board, upon the recommendation of the Compensation Committee, approves annual compensation for directors who are not officers or employees of the Company or its subsidiaries (the "Outside Directors"). In setting Outside Director compensation, the Compensation Committee considers the significant amount of time that directors spend in fulfilling their duties to the Company, as well as the skill level required of Board members. The Compensation Committee also periodically reviews competitive compensation data and analysis provided by Frederic W. Cook and Co., Inc., the committee's independent compensation consultant. Frederic W. Cook and Co., Inc. did not review the Outside Directors' 2007 compensation. The Company's executive officers do not make recommendations regarding the Outside Directors' compensation.

            The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board. Outside Directors are not compensated for the execution of written consents in lieu of Board and committee meetings.

Cash Compensation

            For 2007, Outside Directors received the following cash compensation:

  •
  An annual retainer of $50,000, other than the Chairman of the Board, who received an annual retainer of $100,000;

  •
  Meeting fees of $2,000 for each Board meeting attended; and

  •
  Meeting fees of $1,500 for each committee meeting attended, other than the Chairman of each committee, who received fees of $3,000 per committee meeting.

            The Company also reimburses the Outside Directors for travel and lodging expenses incurred in attending meetings, if any. In 2008, the Outside Directors will receive an annual cash retainer of $55,500, other than the Chairman of the Board, who will receive a retainer of $110,000.

            Outside Directors may annually elect to convert all or a portion of their annual cash compensation into restricted shares of our Class A common stock under the Company's 1998 Non-Employee Director Stock Award Plan, as amended and restated. Equity grants are intended to provide deferred benefits to Outside Directors, increase their beneficial ownership in the Company, and to more closely align their interests with that of our stockholders.

Equity Compensation

            Outside Directors are granted 5,000 restricted shares of the Company's Class A common stock upon their initial election to the Board. Following the first year of service, pursuant to the

Stock Incentive Plan, Outside Directors are granted an annual formula-based award consisting of either 4,500 stock options or 1,500 shares of restricted stock, as the Board determines in its discretion. Additionally, the Board may also award Outside Directors stock options or restricted stock on a non-formula basis at such times as it determines appropriate. Restricted shares granted to Outside Directors do not have a purchase price, vest in 33 1/3% increments annually beginning on the second anniversary of the grant date, and are subject to accelerated vesting upon a change of control, death or disability. Dividends are paid on awards of restricted stock at the same rate as is paid to all stockholders generally, which was $0.17 per share quarterly in 2007.

            For 2007, Outside Directors received the following equity compensation:

  •
  An annual formula-based award of 1,500 shares of restricted stock; and

  •
  A discretionary award of an additional 2,000 shares of restricted stock, other than the Chairman of the Board, who received a discretionary award of 6,000 shares of restricted stock. For 2008, the discretionary awards granted to Outside Directors will be 3,000 shares of restricted stock.

Other Personal Benefits

            At their election, Outside Directors and their spouses are eligible to participate in the Company's group health insurance plan, a portion of the premiums for which are paid by the Company. To date, Messrs. Kosloff, Raines and Reimer have made this election. On certain occasions, an Outside Director's spouse may accompany the Outside Director on corporate aircraft when the director is attending Board or Committee meetings. No incremental cost is incurred in these situations; however, the value of this benefit (calculated pursuant to Internal Revenue Service guidelines) is imputed as income to the Outside Director.

            The following table reflects the compensation paid to our Outside Directors for 2007.

2007 Director Compensation

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($) (4)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

Alan W. Kosloff, Chairman of the Board	140,000	178,458	–	–	–	–	318,458
Dennis E. Logue	93,000	153,484	–	–	–	–	246,484
James M. Raines	72,000	74,630	–	–	–	–	146,630
Ronald C. Reimer	96,000	159,843	–	–	–	–	255,843
William L. Rogers	81,000	160,563	–	–	–	–	241,563
Jerry W. Walton	81,000	103,661	–	–	–	–	184,661

(1)
For 2007, Messrs. Logue, Reimer and Rogers elected to convert $81,000, $84,000 and $69,000, respectively, of their annual cash compensation into restricted stock, and were granted 2,971, 3,081 and 2,531 shares of restricted stock, respectively, on January 3, 2007.
(2)
Represents the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007 in accordance with Financial Accounting Standards Board Statement No. 123 (revised 2004) ("FAS 123(R))," and includes amounts from awards granted in 2003, 2004, 2005, 2006 and 2007. No forfeitures occurred during 2007 and all awards are valued based on the closing market price of the Company's Class A common stock on the date of grant ($27.26 for 2007 awards, which were granted January 3, 2007). The Company's expense is calculated based on the closing fair market value on the date of grant amortized on a straight line basis over the four year vesting period. As of December 31, 2007, Messrs. Kosloff, Logue, Raines, Reimer, Rogers and Walton held 22,670, 20,269, 9,944, 19,613, 20,253 and 12,365 shares of unvested restricted stock, respectively. In 2007, Messrs. Kosloff, Logue, Raines, Reimer, Rogers and Walton received $16,272, $13,702, $6,701, $14,142, $14,967 and $8,316, respectively, in dividends on shares of unvested restricted stock.
(3)
The grant date fair value of the equity awards granted in 2007 computed in accordance with FAS 123(R) for Messrs. Kosloff, Logue, Raines, Reimer, Rogers and Walton is $204,450, $176,399, $95,410, $179,398, $164,405 and $95,410, respectively.
(4)
All stock options held by the Outside Directors were fully vested prior to January 1, 2006, and as such, no amount is recognized in future years for financial statement reporting purposes in accordance with FAS 123(R). As of December 31, 2007, Messrs. Kosloff, Logue, Raines, Reimer, Rogers and Walton held 0, 0, 0, 11,371, 51,467 and 0 outstanding options, respectively.

Code of Business Conduct and Ethics

            The Board has adopted a Corporate Code of Business Conduct and Ethics that applies to all of the Company's directors, officers and employees. The purpose and role of this code is to focus our directors, officers and employees on areas of ethical risk, provide guidance to help them recognize and deal with ethical issues, provide mechanisms to report unethical or unlawful conduct, and to help enhance and formalize our culture of integrity, honesty and accountability. As required by applicable law, the Company will post on the "Corporate Governance" page of the "Corporate" section of its website at www.waddell.com any amendments or waivers of any provision of this code made for the benefit of executive officers or directors of the Company.

Corporate Governance Guidelines

            The Board has adopted Corporate Governance Guidelines to assist it in exercising its responsibilities to the Company and its stockholders. The guidelines address, among other items, director responsibilities, Board committees, non-employee director compensation and stock ownership guidelines.

Section 16(a) Beneficial Ownership Reporting Compliance

            Section 16(a) of the Exchange Act requires each director, officer and any individual beneficially owning more than 10% of the Company's Class A common stock to file with the SEC reports of security ownership and reports on subsequent changes in ownership. These reports are generally due within two business days of the transaction giving rise to the reporting obligation.

            To the Company's knowledge, all required Section 16(a) filings were timely and correctly made by reporting persons during 2007, except that due to administrative errors, Henry J. Herrmann and Daniel C. Schulte did not timely file one report reporting one reportable transaction each.

Certain Relationships and Related Transactions

            The Corporate Governance Committee is charged with the responsibility of reviewing and pre-approving all "related-person transactions" (as defined in SEC regulations), and periodically reassessing any related-person transaction entered into by the Company to ensure its continued appropriateness. This responsibility is set forth in the Company's Corporate Code of Business Conduct and Ethics.

            Kurt A. Sundeen, the brother of John E. Sundeen, Jr., our Senior Vice President and Chief Administrative Officer – Investments, is an employee of the Company. For the 2007 fiscal year, Kurt Sundeen received an aggregate salary and bonus of $151,500, a matching contribution of $6,060 under the Company's 401(k) and Thrift Plan, and participated in the Company's active employee flexible benefits plans, which are generally available to all Company employees. Additionally, the Company awarded Mr. K. Sundeen 2,750 shares of restricted stock in April 2007, and recognized $61,473 for financial statement reporting purposes for the 2007 fiscal year in accordance with FAS 123(R) for awards granted pursuant to the Stock Incentive Plan, including amounts from awards granted in and prior to 2007. The Corporate Governance Committee has reviewed and ratified Mr. K. Sundeen's employment in accordance with Company policy. The Company does not view John E. Sundeen, Jr. as having a beneficial interest in this transaction that is material to him, nor does Mr. John E. Sundeen, Jr. believe that he has a direct or indirect material interest in the employment relationship of his brother.

Compensation Committee Interlocks and Insider Participation

            During the 2007 fiscal year, none of the Company's executive officers served on the board of directors of any entities whose directors or officers serve on the Company's Compensation Committee. No current or past executive officers of the Company serve on the Compensation Committee.

PRINCIPAL STOCKHOLDERS OF THE COMPANY

            The following table reflects all persons known to be the beneficial owner of more than 5% of the Company's Class A common stock as of December 31, 2007. Unless otherwise indicated in the footnotes below, "beneficially owned" means the sole power to vote or direct the voting of a security and the sole power to dispose or direct the disposition of a security.

Name and Address	Number of Shares	Percent of Class

Barclays Global Investors, NA. (1) 45 Fremont Street San Francisco, CA 94105	4,230,735	5.07%
American Century Companies, Inc. (2) 4500 Main Street, 9th Floor Kansas City, MO 64111	4,528,232	5.4%

(1)
These shares are owned by Barclays Global Investors, NA. and Barclays Global Fund Advisors. The reporting stockholders have sole voting power with respect to 3,923,697 shares. Information relating to these reporting stockholders is based on the stockholders' Schedule 13G/A, filed with the SEC on February 5, 2008.
(2)
These shares are owned by various investment advisory clients for whom American Century Investment Management, Inc., a wholly owned subsidiary of American Century Companies, Inc., serves as investment advisor. The reporting stockholders have sole voting power with respect to 4,307,032 shares. Information relating to these stockholders is based on the stockholders' Schedule 13G filed with the SEC on February 13, 2008.

COMPENSATION COMMITTEE REPORT

            Notwithstanding anything to the contrary set forth in any filings of Waddell & Reed Financial, Inc. (the "Company") under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act") that might incorporate future filings by reference, including this Proxy Statement, in whole or in part, the following Compensation Committee Report shall not be incorporated by reference into any such filings, and shall not be deemed soliciting material as filed under the Securities Act or the Exchange Act.

            The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Waddell & Reed Financial, Inc. Compensation Committee

2007 Members

Ronald C. Reimer, Chairman
Alan W. Kosloff
William L. Rogers
Jerry W. Walton

COMPENSATION DISCUSSION & ANALYSIS

            The following compensation discussion and analysis contains statements regarding future individual and company performance measures, targets and other goals. These goals are disclosed in the limited context of the Company's executive compensation program and should not be understood to be statements of management's expectations or estimates of results or other guidance. The Company specifically cautions investors not to apply these statements to other contexts.

Objectives Of Our Compensation Program

            The main objective of our compensation program is to attract and retain high performance executives with the appropriate expertise and leadership to build and maintain long-term stockholder value, and to motivate and reward them for successful corporate performance in pursuit of that goal. The Compensation Committee (the "Committee") acknowledges that the investment management and financial services industry is highly competitive and experienced professionals have significant career mobility. Some of the companies for which we compete for executive talent are privately owned and others have significantly larger market capitalization than the Company. Our comparatively smaller size within our industry, geographic location and lean executive management team provide unique challenges in our industry, and therefore, are substantial factors in the design of our executive compensation program. Accordingly, our executive compensation program is characterized by the following:

  •
  Compensation levels should be sufficiently competitive to attract and retain key executives.  The Committee aims to ensure that our executive compensation program attracts, motivates and retains high performance talent and rewards them for the Company achieving and maintaining a competitive position in its industry. Total compensation increases with position and responsibility.

  •
  Compensation should relate directly to performance and incentive compensation should constitute a substantial portion of total compensation.  We aim to foster a pay-for-performance culture, with a majority of total compensation being "at risk." Accordingly, a substantial portion of total compensation is tied to and varies with the Company's financial and operational performance, as well as individual performance. Executives with greater roles and the ability to directly impact the Company's performance goals and long-term results bear a greater proportion of the risk if these goals and results are not achieved.

  •
  Long-term incentive compensation should align executives' interests with the Company's stockholders.  Awards of equity-based compensation encourage executives to focus on the Company's long-term growth and prospects and incentivize executives to manage the Company from the perspective of owners with a meaningful stake in the Company, as well as to focus on long-term career orientation.

  •
  Retirement benefits should comprise an element of executive compensation.  The Company provides several retirement benefits designed in combination to provide an appropriate level of replacement income upon retirement, which the Committee believes provides a competitive advantage.

Elements Of Our Compensation Program And Why We Provide Each Element

            Total compensation for the named executive officers consists of one or more of the following components:

  •
  Base salary

  •
  Annual performance-based incentive awards, including cash and equity compensation

  •
  Deferred compensation

  •
  Retirement benefits

  •
  Personal benefits and other perquisites

            None of the named executive officers have an employment agreement dictating the terms of their compensation; however, Mr. Herrmann is a party to a Change in Control Agreement further described below.

Base Salary

            We provide our named executive officers with a base level of monthly income for the expertise, skills, knowledge and experience they offer to our management team.

Annual Performance-Based Incentive Award

            Our named executive officers are eligible to receive annual performance-based incentive awards under the Waddell & Reed Financial, Inc. 2003 Executive Incentive Plan, as amended and restated, which we refer to herein as the "Executive Incentive Plan." The amount of the incentive award is based upon the achievement of pre-established performance goals that are set by the Committee in the first quarter of each year. In recent years, including in 2007, the incentive award consisted of a cash award and a restricted stock award. We provide these awards as an incentive for consistent annual performance in building stockholder value, to align our executives' interests with that of our stockholders and to encourage retention and a long-term commitment to the Company, which are reinforced by the vesting provisions of our equity awards. These awards may vary significantly from year to year, which stresses that results and contributions in any year affect future years.

            The Committee, in its discretion, designates the senior executive officers of the Company that are eligible to receive incentive awards under the Executive Incentive Plan, as well as sets the percentage of the incentive awards each participant is entitled to earn upon achievement of the performance goals, as discussed below. Notwithstanding the foregoing, the Committee may, in its discretion, award compensation absent the attainment of the relevant performance goals or reduce or eliminate entirely the amount of incentive awards payable to any participant upon attainment of the performance goals, but any such reduction may not increase the awards of another participant. In the event the Committee awards compensation absent the attainment of the relevant performance goals, the award may not be deductible by the Company under Section 162(m) of the Internal Revenue Code ("Section 162(m)"). The Committee has not granted an incentive award to any named executive officer absent attainment of the relevant performance goals.

Deferred Compensation

            We maintain the Supplemental Executive Retirement Income Plan, as amended and restated (the "SERP"), in which Mr. Herrmann participates. The Company adopted the SERP shortly after its initial public offering in 1998 after determining that the retirement benefits that previously had been offered to certain executive officers under the benefit plans of our former parent company were insufficient. Based on this determination, the Company adopted the SERP to supplement retirement benefits provided by our Pension Plan, to retain executive talent and to maintain a competitive total compensation package. At the time of adoption, three executives were eligible to participate in the SERP; Mr. Herrmann is the only participant who remains with the Company and participates in the SERP. In 2007, the Committee determined that retirement benefits payable under the Company's Pension Plan and SERP were currently sufficient to provide Mr. Herrmann with adequate retirement income, and that therefore, no non-formula discretionary contribution would be made by the Company to Mr. Herrmann's SERP account for 2007. Further, the Committee does not intend to make any non-formula discretionary contributions to Mr. Herrmann's SERP account in the foreseeable future.

            For a description of material plan provisions and further information on SERP benefits payable to Mr. Herrmann, please refer to "NonQualified Deferred Compensation Plans" set forth below.

Retirement Benefits

            We provide retirement benefits to all of our employees, including the named executive officers, through the Waddell & Reed Financial, Inc. Retirement Income Plan, as amended (the "Pension Plan"), and the Waddell & Reed Financial, Inc. 401(k) and Thrift Plan, as amended (the "401(k) Plan"). These plans are designed in combination, along with the SERP, to provide an appropriate level of replacement income upon retirement.

            In 2007, the Company made matching contributions equal to $9,000 for each of the named executive officers under the 401(k) Plan. For a description of material provisions of the Pension Plan, please refer to "Pension Benefits" below.

Personal Benefits and Other Perquisites

            The named executive officers are eligible to participate in the Company's active employee flexible benefits plans, which are generally available to all Company employees. Under these plans, all employees are entitled to medical, vision, life insurance, long-term disability coverage, and post-retirement medical benefits until age 65. Additionally, all of the Company's employees are entitled to vacation, sick leave and other paid holidays, and may be eligible for severance payments under a severance pay plan further described below. The Committee believes that the Company's commitment to provide the employee benefits summarized above recognizes that the health and well-being of the Company's employees contribute directly to a productive and successful work life that enhances results for the Company and its stockholders.

            The Company provides all employees with (1) life insurance coverage equal to two times the sum of the employee's current base salary plus last year's bonus/commissions, up to a maximum of $2 million in coverage, and (2) long-term disability coverage equal to 60% of the employee's current base salary, up to a maximum annual benefit of $240,000. However, Mr. Herrmann's life insurance coverage under the Company's general program is limited to $50,000 and is supplemented by an endorsement style split-dollar insurance policy, to provide Mr. Herrmann with competitive benefits and replace coverage that is not offered to him under the Company's group life insurance program. This policy is owned, and the premiums are paid, by the Company (with the beneficiary selected by Mr. Herrmann in the event of his death prior to a termination of his service) and is governed by an agreement that entitles Mr. Herrmann to elect to have the policy transferred to him following a termination of employment for any reason other than death, provided that Mr. Herrmann pays to the Company the aggregate premiums that the Company has paid on the policy. In the event the policy remains in force until Mr. Herrmann's death, the Company is entitled to receive, out of the proceeds of this policy, all Company-paid premiums. Mr. Herrmann is not entitled to any interest in the cash surrender value of this policy.

            For further information on the premiums paid on Mr. Herrmann's insurance policy, please refer to the 2007 Summary Compensation Table set forth below.

            In addition to the personal benefits discussed above, the named executive officers receive the following perquisites:

            Company Aircraft

            Pursuant to the Company's Aircraft Policy, the named executive officers and other management employees are provided use of Company aircraft for business purposes. Additionally, pursuant to an executive security program established by the Committee and approved by the Board, the Company encourages Mr. Herrmann to use Company aircraft for personal as well as business travel when practicable. Except for Mr. Herrmann, generally, no other named executive officer is provided use of Company aircraft for personal travel.

            From time to time, executives may be accompanied by family members invited to attend business functions, which is deemed "personal use" of the Company aircraft by the Internal Revenue Service for tax purposes. Although the Company does not incur any incremental costs for such "personal use," the taxable value of such use, calculated pursuant to Internal Revenue Service guidelines, is imputed as income to the named executive officers. We provide tax gross-up payments relating to taxable values imputed to the named executive officers for such "personal use" of Company aircraft. The methodology used to determine the Company's incremental cost for personal aircraft usage is described in footnote 5(d) of the 2007 Summary Compensation Table set forth below.

            Company Vehicles

            The Company provides company-owned vehicles to each of the named executive officers. The full cost of these vehicles, including the depreciation, fuel, insurance, maintenance costs, registration and title fees, and property taxes is reported in the 2007 Summary Compensation Table and the value of this benefit (calculated pursuant to Internal Revenue Service guidelines) is imputed as income to each of the named executive officers.

            Financial Services

            The Company provides each named executive officer with an allowance for financial counseling services, which may include financial, estate and/or tax planning, and tax preparation assistance. The Committee believes providing this perquisite allows the named executive officers to more efficiently manage their time and financial affairs and to focus more time and attention on the Company's business issues.

            Other Perquisites

            The Company also provides the named executive officers (1) reimbursement of country club membership dues, (2) an annual executive physical, and (3) tickets to various sporting, civic, cultural, charity and entertainment events if the event tickets are not otherwise being used for business purposes. For further information on perquisites received by the named executive officers in 2007, please refer to the "All Other Compensation" column of the 2007 Summary Compensation Table set forth below.

            The Committee has determined to offer the above-described personal benefits and perquisites in order to attract and retain the named executive officers by offering compensation opportunities that are competitive with the Company's peers. The Committee believes these benefits and perquisites provide a more tangible incentive than an equivalent amount of cash compensation. In determining total compensation payable to the named executive officers for 2007, the Committee considered these benefits and perquisites. However, as these benefits and perquisites represent a relatively insignificant portion of the named executive officers' total compensation, they did not materially influence the Committee's decision in setting such officers' total compensation.

How We Determine Compensation

            We believe that total compensation should be competitive, reasonable and appropriate for our business needs and circumstances. Each year, the Committee determines and approves individual pay components and total compensation levels of the named executive officers using an approach that considers several important factors in developing compensation levels, rather than establishing compensation at specific benchmark percentiles or based on a formula-driven framework. This enables us to be responsive to the dynamics of our industry and its compensation practices and provides the Committee with flexibility in maintaining and enhancing our executive officers' engagement and motivation. Specifically, in determining actual compensation amounts, the Committee reviews and considers the following:

  •
  The Company's financial and operational performance for the year;

  •
  Market survey information for comparable public and private asset managers;

  •
  Recommendations of the Company's Chief Executive Officer, based on individual responsibilities and performance;

  •
  Historical compensation levels for each named executive officer; and

  •
  Overall effectiveness of the executive compensation program.

            While the Committee is ultimately responsible for determining and approving executive compensation, it also considers input from management and the Committee's independent compensation consultant.

Management's Role in the Compensation-Setting Process

            Our Chief Executive Officer, Henry J. Herrmann, regularly attends Committee meetings, and advises the Committee regarding, among other things, the design and effectiveness of the Company's performance measures, the general competitiveness of our compensation program, information on the Company's business strategies and risks, financial results and other measures of corporate performance, and historical context regarding the link between the Company's strategic goals and various elements of compensation. The Committee also requests Mr. Herrmann to evaluate the performance of the senior executive officers who report directly to him, including the other named executive officers, and to make recommendations to the Committee regarding their base salary levels and the form and amount of their annual cash incentive bonus and long-term equity award. Mr. Herrmann does not make any recommendations to the Committee regarding the level or form of his compensation.

            Our Chief Financial Officer, Daniel P. Connealy, regularly attends Committee meetings and advises the Committee as necessary regarding the Company's financial results or accounting rules that are relevant to incentive compensation or other matters that come before the Committee. He also provides the Committee with historical and prospective breakdowns of primary compensation components for each senior executive officer and a detailed reconciliation of the estimated and actual results of our performance goals, and potential payments to such officers upon attainment of those goals. Additionally, attendance at Committee meetings by Mr. Connealy, as well as Mr. Herrmann, is one way to ensure that the Compensation Discussion and Analysis is correct in conjunction with the Section 302 certifications required by the Sarbanes-Oxley Act of 2002.

            Our General Counsel, Daniel C. Schulte, and Secretary and Associate General Counsel, Wendy J. Hills, also regularly attend Committee meetings and provide advice regarding legal and corporate governance matters, details regarding our stock award and incentive compensation plans, and other information related to Committee discussions, including tally sheets, wealth accumulation analyses and internal pay equity analyses as further described below.

            None of the named executive officers or any other officers attend executive sessions of the Committee.

Compensation Consultant

            In 2007, the Committee engaged Frederic W. Cook & Co., Inc., an independent compensation consulting firm ("FWC") to review and assess competitive compensation data regarding total compensation and individual pay components (i.e., base salary, cash incentive compensation and long-term equity awards) for all senior executive officers, including the named executive officers, with respect to the Company's peer group and an analysis of Mr. Herrmann's Change in Control Agreement. The Committee also directed FWC to provide an analysis of competitive practices for non-employee director compensation to be paid in 2008. FWC provides no services to the Company or management and has served as the Committee's compensation consultant since 2004. Mr. Herrmann did not meet with FWC on an individual basis during its engagement in 2007.

            The Committee believes that input from both Mr. Herrmann and FWC is important to assist them in making well-informed decisions regarding the design and individual pay components of the Company's named executive officers.

Benchmarking Against Our Peer Groups

            With the assistance of FWC, the Committee compared the Company's executive compensation program in 2007 against a broad group of companies in the investment management and financial services industry, including Affiliated Managers Group, Inc., AllianceBernstein Holding L.P., Ameriprise Financial, Inc., BlackRock, Inc., Calamos Asset Management, Inc., Eaton Vance Corp., Federated Investors, Inc., Franklin Resources, Inc., GAMCO Investors, Inc., Janus Capital Group, Inc., and T. Rowe Price Group, Inc. The Company competes for market share, shelf space, mutual fund shareholders and institutional clients, executive talent and employees with each of these 11 publicly traded asset managers. Additionally, this peer group comprises 11 of the 33 companies in the SNL Investment Advisor Index that is used for comparison purposes in the Company's stock performance graph. The peer group does not include the 22 additional companies comprising the SNL Investment Advisor Index due to their smaller size, business orientation and/or status as a foreign corporation. The Committee reviews compensation information of the peer group companies compared to that of the Company based on both the 1st through 5th most highly paid officer positions, as well as information comparing titled officer positions, if available. In evaluating competitive compensation information, the Committee does not target our executives' compensation to be paid at a specific percentile or limit its overall evaluation of competitive compensation to a particular percentile, but does take into consideration, on a non-formulaic basis, various differences between the Company and the comparison companies, including with respect to measures such as market capitalization, number of employees, assets under management, revenues, income, and income per billion of assets.

            The Committee does not believe that it is appropriate to benchmark our compensation based exclusively on the Company's publicly traded peers. The Committee also reviews competitive compensation information obtained from McLagan Partners' Investment Management Survey (the "McLagan Survey"). The McLagan Survey is a widely used and definitive source for compensation information of a significant number of public and private investment management and advisory firms. It provides detailed analyses of compensation for a greater depth of investment management employees than is available for our public peers and is specifically focused on the asset management industry. Within the analysis for each officer position, individual firms are not identified by name; competitive compensation information is presented in several different groupings, including by the firms' headquarter location, range of assets under management and various percentiles (e.g., low quartile, median, high quartile, etc.). Similar to its review of our public peers, the Committee reviews individual pay components and total compensation as reported in the McLagan Survey for each of the named executive officers, but does not target compensation to be paid to the named executive officers, or limit its evaluation of overall compensation information, to that reported for firms of a particular range of level of assets under management, geographic area or percentile.

            The Committee considers the compensation information provided by FWC and the McLagan Survey equally relevant and important, with neither source of competitive peer group information being a decisive factor in setting executive compensation levels.

Recommendations of the Chief Executive Officer and Individual Performance Factors

            The Committee receives recommendations from Mr. Herrmann regarding the level and form of compensation to be paid to the named executive officers that report directly to him. Mr. Herrmann's recommendations are based on his evaluations regarding the individual performance and contributions of each of the other named executive officers in furthering the Company's success, building stockholder value and executing individual responsibilities, which may include:

  •
  Individual performance and contributions to financial and operational goals, such as fund performance; earnings, sales and revenue growth; cash flow performance; operating margins; and fixed and variable cost reductions;

  •
  Operational management, such as project milestones and process improvements;

  •
  Internal working and reporting relationships that promote collaboration and teamwork;

  •
  Leadership, including the ability to develop and motivate employees and personal development; and

  •
  Individual expertise, skills and knowledge relevant to each executive's position and responsibilities, the potential to assume increased responsibilities, and long-term value to the Company with a focus on the following:

    •
    Mr. Connealy:    leadership of the Company's accounting and finance departments, the soundness of the Company's financial statements, effective investment of the Company's assets, assistance with strategic initiatives, and the ability to anticipate and address business risks and solutions relevant to the Company and its financial statements and accounting.

      •
      Mr. Avery:    creation of an environment that provides for high quality, consistently competitive investment performance, management of the daily process by which investment ideas are discussed and generated, leadership of a diverse group of individuals that comprise the Company's investment management division, support for sales and marketing initiatives, and individual responsibility for portfolio management and related performance.

      •
      Mr. Butch:  oversight of the Company's sales, distribution and marketing organizations and its broker-dealer subsidiaries, execution of the Company's sales and marketing initiatives to increase assets under management, effective implementation of strategies to increase sales, products and recruiting in the Company's distribution channels, and his depth of understanding of the sales and distribution environment.

      •
      Mr. Schulte:  leadership of the Company's legal department, the ability to proactively identify and manage legal, compliance and business risks, the absence of any new significant legal or regulatory actions, management of the Company's regulatory and legal matters and related expenses, and the provision of sound legal advice to the Company's Board and its committees, management and the mutual fund boards of directors/trustees relevant to the Company's strategic plans, business initiatives and the asset management industry as a whole.

            With respect to Mr. Herrmann's position and responsibilities, the Committee considers his company-wide oversight and management, execution and success of the Company's business and strategic initiatives, the Company's financial and operating results, the creation of stockholder value, leadership of the investment management process, his years of industry experience, the size and complexity of the Company's business, and effective leadership of the Company's management team.

            The Committee does not have a pre-defined framework that determines which of these factors may be more or less important, and the emphasis placed on any specific factor or individual contribution may vary by named executive officer.

Historical Compensation Information

            In setting compensation levels, the Committee also reviews historical and prospective breakdowns of each element of compensation, tally sheets, wealth accumulation analyses and internal pay equity studies.

            Tally sheets reflect the total dollar value of each named executive officer's annual compensation, including base salary; annual cash incentive award; annual restricted stock incentive award; perquisites; pension, SERP and other deferred compensation plan benefit accruals; holdings of the Company's Class A common stock and realized gains and accumulated unrealized gains under prior equity-based compensation awards. The Committee uses tally sheets to estimate the named executive officers' total annual compensation and to provide perspective on the executive officers' total compensation and wealth accumulation.

            While the Committee reviews wealth accumulation of each named executive officer, for 2007 it was not a material consideration in determining annual compensation, other than with respect to Mr. Herrmann. The Committee's focus is to set pay levels on an annual basis, and to ensure a significant portion of compensation is performance-based and the general compensation program is competitive. Given that generally more than 50% of each named executive officer's base compensation consists of an annual restricted stock incentive award, the elimination of such awards based on a theory of wealth accumulation would likely make the Company's compensation program uncompetitive, thus risking the loss of valuable executives, and weakening the executives' ties to the long-term success of the Company. Generally, the Committee believes that (1) annual compensation levels should reflect the officer's performance and the market value of the officer's services, and (2) if prior equity incentive awards significantly increase in value, this positive development, which rewards all of our long-term stockholders, should not negatively impact current compensation decisions. Notwithstanding, based upon the tally sheets and wealth accumulation of the named executive officers, the Committee determined to increase the cash component of Mr. Herrmann's 2007 annual incentive award and decrease the restricted stock component in light of his age, the four-year vesting schedule of our equity compensation awards and accumulated wealth from prior equity-based compensation awards, and to discontinue the Company's discretionary contributions to Mr. Herrmann's SERP account.

            The Committee has not previously used "internal pay equity" as a constraint on compensation paid to the named executive officers. Such systems typically put a ceiling on part or all of an officer's compensation based on a specified multiple of compensation awarded to another officer or a class of employees of the Company. The Committee and management do not believe that such arbitrary limitations are appropriate when setting compensation. While the Committee reviewed internal pay equity and the resultant ratios between the Chief Executive Officer and other senior executive officers as a group, this information was not a material consideration in setting executive compensation or influence its compensation decisions.

Overall Effectiveness Of The Executive Compensation Program

            The Committee aims to structure executive compensation in a manner that achieves its objectives as described above. In addition to considering the above information, the Committee also takes into account our smaller level of assets under management compared to our peers, our relatively high level of profitability for our size, the number of employees managed by our executive team and our location. Ultimately, it is the Committee's subjective judgment and discretion that forms the basis for determining compensation of each of the named executive officers. This approach enables the Committee to be responsive to the dynamics of the labor market, including the need to retain and motivate a particular executive, and provides the Committee with flexibility to compensate our named executive officers in a way that reflects the influence and contributions of each executive individually and reinforce our pay-for-performance culture.

Analysis of 2007 Compensation

            Consistent with the philosophy that a majority of total compensation should be "at risk," the named executive officers' generally receive approximately 12% to 21% of their total compensation in base salary and approximately 79% to 88% in variable incentive compensation.

Base Salary

            Salaries provide the named executive officers with a base level of monthly income and help achieve the objectives outlined above by attracting and retaining strong talent. Base salaries are reviewed annually by the Committee and are determined by (1) tenure of service, (2) scope and complexity of the position, including current job responsibilities, (3) relative salaries of the Company's peers, and (4) upon the recommendations of the Chief Executive Officer.

            For 2007, the salaries of the named executive officers increased in ranges from 0% to approximately 19% over 2006 salaries.

            Mr. Herrmann's $150,000 increase for 2007 is attributable to the Committee's decision beginning in 2006 to begin awarding Mr. Herrmann more cash compensation and less equity compensation. Mr. Connealy received an increase in 2007 of $25,000 in recognition of his growing tenure with the Company and to appropriately reflect his authority and responsibilities relative to those of the other executive officers. Messrs. Avery and Butch received increases for 2007 of $25,000 and $50,000, respectively, that were attributable to the assumption of additional responsibilities with respect to the investment management and sales and distribution divisions, respectively. The Committee did not increase Mr. Schulte's base salary for 2007.

            For a further description of the base salaries paid to the named executive officers in 2007, please refer to the 2007 Summary Compensation Table set forth below.

Annual Performance-Based Incentive Awards

            Determination of Bonus Pools.    For 2007, performance-based incentive awards were based on bonus pool formulas determined pursuant to the terms of the Executive Incentive Plan. The size of the bonus pool available for cash incentive awards was based upon 4% of the Company's 2007 "adjusted operating income," defined as net income increased by interest expense; federal, state and local income taxes; executive cash incentive bonuses; extraordinary or non-recurring losses; and losses from publicly-disclosed acquisitions in 2007 (of which there were none) and decreased by gains from such acquisitions (of which there were none), for a total of $8,671,160 for 2007. Operating income is used by the Company and investors as a measure of the Company's underlying profitability and fluctuates with the Company's performance, which in turn creates a bonus pool that moves with the Company's performance. It is adjusted in order to provide a measure of performance that reflects the influence and contributions of each executive on a relatively equal basis and excludes items that, for example, may be disproportionately influenced by the business decisions of one executive more than others, or that are not indicative of our business and economic trends. This results in a measure of our executive officers' management of the Company's operating business as a whole. In setting the discretionary 4% threshold, the Committee considered (1) industry practice, (2) recommendations of the compensation consultant regarding the performance measure, (3) the number of executive officers participating in the Executive Incentive Plan, and (4) historical operating results and cash incentive awards granted in prior years.

            Restricted stock incentive awards were based upon the attainment of a 40% "adjusted return on equity" or "adjusted ROE" defined as stockholders' equity increased by executive cash incentive bonuses, extraordinary or non-recurring losses, and losses from publicly-disclosed acquisitions in 2007 (of which there were none), and decreased by extraordinary or non-recurring losses and gains from publicly disclosed acquisitions in 2007 (of which there were none). Return on equity is a measure of how well the Company uses stockholders' equity to generate net income. Upon the attainment of a 40% adjusted ROE, 420,000 shares of the Company's Class A common stock were eligible for issuance from the restricted stock bonus pool. In setting the discretionary 40% threshold and the 420,000 share threshold, the Committee considered (1) adjusted return on equity for the industry and our peers, (2) the number of executive officers participating in the Executive Incentive Plan, (3) historical equity incentive awards, and (4) expected difficulty of achieving the desired results.

            The Committee determined that thresholds of 4%, 40% and 420,000 shares of the Company's Class A common stock would reflect industry standards, adequately fund potential bonuses, and provide sufficient capacity to reward extraordinary performance, when and if achieved. Additionally, the Committee believes that these thresholds are reasonable and fair to the Company and all stakeholders.

            Percentage Allocations.    The maximum percentage of the bonus pools each executive is eligible to receive is determined relative to each individual's scope of authority and responsibilities. Consistent with the philosophy that individuals with greater roles and the ability to directly impact the Company's performance goals and long-term results should bear more of the risk that our performance measures are not achieved, Messrs. Herrmann, Avery and Butch were allocated larger percentages than the other named executive officers.

            As the Company's Chief Executive Officer, Mr. Herrmann has widespread oversight and management responsibilities across the entire organization and is held primarily responsible for the Company's financial successes or failures. Investment performance and sales of our products are the Company's two most critical metrics for success and the creation of stockholder value. Mr. Avery oversees all aspects of our investment management division, including the portfolio managers and analysts responsible for performance of our mutual funds, and also serves as a portfolio manager for three of the Company's highest performing mutual funds. Mr. Butch is responsible for overseeing two of the Company's distribution channels and executing the Company's sales strategy in order to maximize sales of our investment products and increase assets under management, which form the basis on which the Company earns investment management and underwriting and distribution fees, our two largest sources of revenues. For 2007, the Committee designated the named executive officers, those being Messrs. Herrmann, Connealy, Avery, Butch and Schulte, as eligible to earn 30%, 10%, 15%, 15% and 10%, respectively, of the cash bonus pool and restricted stock pool, with the remaining 20% to be allocated to other participants in the Executive Incentive Plan for 2007.

            Use of Negative Discretion.    Pursuant to Section 162(m) and the Executive Incentive Plan, the Committee may exercise its discretion to pay actual bonus amounts that are less than the maximum amounts that the named executive officers are eligible to receive upon the achievement of the objective and pre-established performance goals determined by the Committee. The maximum cash or restricted stock incentive award that each executive officer is eligible to receive, calculated as the percentage of the bonus pools assigned to each executive officer, is not an expectation of actual bonus amounts that will be paid to the executive officers, but a cap on the range of compensation ($0 to the maximum amount) that an individual may be paid while maintaining the tax deductibility of the bonus as "performance-based" compensation for purposes of Section 162(m). In the Committee's view, the maximum incentive award amount represents extraordinary performance, by both the Company and the individual executive, and historically, including in 2007, the Committee has awarded incentive awards that are less than the maximum amount the named executive office is eligible to earn. Awards are determined based on the Committee's subjective judgment and discretion and its assessment of such awards' fairness and adequacy in achieving the objectives of our executive compensation program. Downward adjustments should not be viewed as a reflection of the failure to achieve any single goal or sub-standard individual performance; the resultant reduction between the actual amount of the incentive award paid and the maximum incentive award that an executive officer is eligible to receive is merely incidental to the determination of compensation to be awarded. This provides the Committee with the flexibility to compensate executives for truly exceptional performance without paying more than is necessary to incentivize and retain our named executive officers. The Committee believes that this bonus structure is in the best interests of stockholders because it enables the most prudent use of Company assets by ensuring the deductibility of performance-based compensation while empowering the Committee to pay only those amounts it determines are necessary to appropriately compensate executives.

            2007 Performance-Based Incentive Awards.    For 2007, the seven executive officers participating in the Executive Incentive Plan received aggregate cash incentive awards of $5,695,000, with Messrs. Herrmann, Connealy, Avery, Butch and Schulte receiving awards of $2,500,000, $440,000, $1,000,000, $575,000 and $440,000, respectively.

            The Committee believes that restricted stock awards must be sufficient in size to provide a strong, long-term performance and retention incentive for executives, and to increase their vested interest in the Company. Accordingly, the Committee awarded aggregate restricted stock incentive awards of 265,000 shares to the seven executive officers participating in the Executive Incentive Plan. For 2007, Messrs. Herrmann, Connealy, Avery, Butch and Schulte received awards of 50,000, 30,000, 60,000, 50,000 and 25,000 shares, respectively. All restricted stock incentive awards granted pursuant to the Executive Incentive Plan are awarded from the shares reserved for issuance under the Stock Incentive Plan, and are reported in the "Grant of Plan-Based Awards" table below.

            Incentive awards for all senior executive officers, including the named executive officers, increased over 2006 awards, with the exception of Mr. Herrmann's equity award, as previously discussed, due to the Company's superior financial performance for 2007, including our increased stock price and assets under management, and record net income.

            Mr. Herrmann's cash incentive award increased by $550,000 for 2007 due to his exceeding expectations with respect to the execution of the Company's business plan, his contributions toward improving the Company's financial and operating results and increasing stockholder value, and his effective leadership of the executive team and investment process implemented by our investment management division. The Committee awarded 6,000 less shares of restricted stock to Mr. Herrmann than in 2006 in light of its decision to decrease its reliance on equity awards with respect to Mr. Herrmann's compensation levels.

            Mr. Connealy received an increase in 2007 of $90,000 based on the strong financial health of the Company, his efforts in instituting and managing an effective budgeting process, the development of improved processes for analyzing the financial viability of several corporate and strategic investment initiatives and his leadership and development of the finance, accounting and treasury departments. Additionally, both Mr. Connealy's increased cash incentive award and restricted stock award, which the Committee increased by 5,000 shares in 2007, reflect his growing tenure with the Company and more appropriately reflect the responsibilities of his position relative to other executive officers.

            Mr. Avery's $400,000 and 20,000 share increase stems from the superior investment performance of the Company's mutual funds and his management and oversight of the investment management division staff, his assumption and outstanding execution of additional responsibilities relative to his position and the continued exceptional performance of the investment portfolios he manages.

            Mr. Butch received an increase of $75,000 and 10,000 shares due to the record sales levels in the Company's Wholesale channel, his successful implementation of sales, product and retention strategies in the Advisors Channel and his execution of sales and marketing strategies aimed to increase assets under management.

            Finally, Mr. Schulte's $40,000 increase is attributable to his management of the Company's regulatory and legal matters, including legal expenses, the absence this year of any new significant regulatory or legal actions and his increased involvement in corporate and strategic initiatives and the analyses of legal and business risks. For 2007, Mr. Schulte's restricted stock incentive award remained at 25,000 shares.

            The Committee determined these awards based on the Company's financial and operational performance for the year, market survey information regarding competitive pay practices of our peers, recommendations of the Chief Executive Officer, the Committee's review of individual performance for the Chief Executive Officer and the other senior executive officers participating in the Executive Incentive Plan, and the overall competitiveness of our executive compensation program. Although there is no formal policy regarding the relationship of compensation among the named executive officers, the Committee also considered the appropriateness of each named executive officer's compensation relative to the other named executive officers to reflect differences in the scope of authority and responsibilities between executives. The Committee believes that these levels of compensation appropriately reflect corporate performance and individual contributions and maintain to high level of incentive for retention and future performance given the Company's executive compensation objectives. This determination is not a formulaic process, but rather involves the exercise of discretion and judgment by the Committee taking into account the above referenced information.

            For a further description of the cash incentive award and restricted stock incentive award paid to each of the named executive officers in 2007, please refer to the 2007 Summary Compensation Table set forth below.

Equity Compensation Program in General

            The Company maintains an equity compensation program for its named executive officers and other key employees in order to attract and retain employees who contribute to the Company's success, to provide incentives that enhance job performance, and to enable those persons to participate in the long-term success of the Company. In recent years, these awards have been in the form of restricted stock. The named executive officers were not granted restricted stock awards in 2007, except pursuant to the Executive Incentive Plan as described immediately above.

            The Committee sets the purchase price, if any, of restricted stock in its discretion and restricted stock awards typically vest in 33 1/3% increments annually, beginning on the second anniversary of the grant date. To date, the Committee has not granted any awards of restricted stock with a purchase price. All restricted stock awards are classified in the Company's financial statements as equity awards.

            The Committee has approved, and will continue to approve, all grants of equity compensation. Although Company management, including the Chief Executive Officer, makes recommendations to the Committee from time to time about the form and amount of equity incentive awards to be granted to Company employees, such awards are approved by the Committee; the Committee does not expect to delegate such approval authority to the Company's executive officers or any subcommittee in the foreseeable future. Additionally, the Committee determines the grant date of all equity awards; the Company's executive officers may not unilaterally select the grant date of awards. In February 2007, at the same time the Committee approved the 2007 performance goals, the Committee set the grant date for the named executive officers' 2007 restricted stock incentive awards as December 2007. These restricted stock awards were granted on December 31, 2007, the last business day of the year and the last day of the performance period for which they were earned. Restricted stock awards for all other awardees are awarded on the first business day of April, excluding April 1st. The named executive officers receive their restricted stock incentive awards in December, in lieu of April, for administrative purposes only.

            Notwithstanding the foregoing, grants of equity awards have been made in months other than December and April on a very limited basis, but these occurrences did not involve grants to executive officers as an isolated group. The Company does not have a formal policy on timing equity compensation grants in connection with the release of material non-public information to affect the value of compensation. In the event that material non-public information becomes known to the Committee prior to granting equity awards, the Committee will take the existence of such information under advisement and make an assessment in its business judgment whether to delay the grant of the equity award in order to avoid any impropriety.

Tax Considerations

            Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the amount of compensation the Company may deduct for federal income tax purposes in any one year with respect to the Company's Chief Executive Officer and the next three most highly compensated officers, excluding the Chief Financial Officer. However, compensation that is "performance-based" (i.e., compensation that is paid pursuant to pre-established objective performance goals that are based on criteria approved by the stockholders and is determined and administered by the Committee according to related regulations) is excluded from this $1,000,000 limitation and is deductible by the Company.

            In reviewing the effectiveness of the executive compensation program, the Committee considers the anticipated tax treatment to the Company and to the named executive officers of various payments and benefits, including deductibility under Section 162(m). However, the deductibility of certain compensation payments depends upon the timing of an executive's vesting or exercise of previously granted awards, as well as interpretations and changes in the tax laws and other factors beyond the Committee's control. For these and other reasons, including to maintain flexibility in compensating the named executive officers in a manner designed to promote varying corporate goals, the Committee will not necessarily, or in all circumstances, limit executive compensation to that which is deductible under Section 162(m) and has not adopted a policy requiring all compensation to be deductible.

            Section 280G of the Internal Revenue Code disallows the deduction of any "excess parachute payment" paid in connection with certain change in control events. A portion of the amount payable to Mr. Herrmann pursuant to his Change in Control Agreement with the Company, including the excise tax gross up described below, may constitute an "excess parachute payment" and will not be deductible by the Company. In contrast to Section 162(m), amounts payable in connection with a change in control transaction cannot easily be designed to avoid treatment as "excess parachute payments." Although the Committee is aware of the possibility of a lost deduction in connection with these payments and intends to take reasonable actions to preserve the deductibility of amounts payable to Mr. Herrmann to the extent possible, as further described in "Change in Control Agreement with the Chief Executive Officer" below, the Committee does not believe it is appropriate for tax considerations to be determinative in the design of Mr. Herrmann's Change in Control Agreement.

            The Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives. To this end, the Committee annually establishes performance criteria in an effort to ensure deductibility of the cash and restricted stock incentive awards made under the Executive Incentive Plan. Base salary does not qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code. In 2007, all compensation paid to the named executive officers was deductible by the Company.

Stock Ownership Guidelines

            To reinforce the importance of aligning the financial interests of the Company's directors and named executive officers with stockholders, the Board has approved minimum stock ownership guidelines for the directors and named executive officers. Directors are required to maintain stock ownership equal in value to five times such director's annual cash retainer. The Chief Executive Officer is required to maintain stock ownership equal in value to five times his base salary and the other named executive officers are required to maintain stock ownership equal in value to three times their base salary. The value of minimum stock ownership that must be maintained is based upon, and shall be fixed at, the annual cash retainer or base salary paid at the time such director or executive officer initially becomes subject to such ownership guidelines. Directors and executive officers are expected to be in compliance with the applicable ownership level within five years of becoming subject to the ownership guidelines. Stock ownership includes shares of the Company's Class A common stock over which a director or executive officer has direct or indirect ownership or control, including restricted stock or funds invested in the Company's 401(k) stock fund, but does not include shares underlying stock options. Currently, all of our directors and executive officers are in compliance with these stock ownership guidelines.

Change in Control Agreement with the Chief Executive Officer

            In December 2001, the Company entered into a Change in Control Agreement with Mr. Herrmann. Except for Mr. Herrmann, none of the other named executive officers are a party to a change in control agreement.

            The Change in Control Agreement provides for what is commonly referred to as a "double-trigger," which requires that both (1) a "change in control," and (2) the termination of Mr. Herrmann's employment must occur before Mr. Herrmann receives any benefits under the agreement. Mr. Herrmann is not eligible to participate in our Severance Pay Plan for Home Office Employees. The only severance protection provided to Mr. Herrmann is upon a qualifying termination of his employment following a change in control of the Company.

            In 2007, the Committee reviewed the terms and conditions of Mr. Herrmann's Change in Control Agreement and determined that it was in the best interest of the stockholders to maintain this agreement in light of Mr. Herrmann's depth of knowledge, experience and tenure with the Company, his status as an leader within the Company and the industry, and the need to ensure stable management during any potential change in control. The Committee does not view the potential benefits conferred by the Change in Control Agreement as additional elements of compensation due to the fact that a change of control may never occur. The Committee believes that the agreement permits Mr. Herrmann to focus his attention and energy on the Company's business without any distractions regarding the effects of a change in control, and assists the Company in maximizing stockholder value by allowing Mr. Herrmann to participate in an objective review of any proposed transaction and whether such proposal is in the best interest of the stockholders.

            None of the information related to this agreement and reviewed by the Committee was used in determining total compensation. The Change in Control Agreement stands on its own and was not related to any overall compensation objectives at the time it was adopted, other than retention, and did not affect the Committee's decisions regarding other compensation elements.

  •
  Cash Severance and Benefit Continuation:    The Change in Control Agreement provides a lump sum cash payment equal to 2.99 times Mr. Herrmann's base salary and annual bonus and the continuation of benefits under our benefit and insurance plans for a period of three years following the termination. Change in control events frequently result in internal restructuring and the termination of executive management employees. The Committee believes it is appropriate and in the best interests of our stockholders to ensure that Mr. Herrmann will receive a payment equal to his base salary and annual bonus and to receive the benefit continuation that he would, but for his termination, have received during a fixed period following the change in control. Pursuant to the terms of the agreement, this period is three years, which the Committee believes is appropriate because it provides a substantial, but not an excessive, payment to Mr. Herrmann if he incurs a qualifying termination following a change in control.

  •
  Additional Retirement Benefits:    The Change in Control Agreement also provides an amount equal to the excess of the actuarial equivalent of the benefits he would have received under the Company's Pension Plan and SERP had his employment with the Company continued for three years after the date of termination over the actuarial equivalent of his benefits actually paid or payable under such plans. The period during which these benefits are provided is the same fixed period described above with respect to cash severance and benefits continuation. Pursuant to the same rationale as described above, the Committee believes it is appropriate to provide to Mr. Herrmann an approximation of the tax-qualified and non-qualified retirement benefits he would have received had he continued employment with the Company for the same three year period of time determined to be appropriate by the Committee.

  •
  Extended Exercise Period for Options:    Pursuant to the Change in Control Agreement, all vested equity-based awards granted under the Company's stock incentive plans will be exercisable for the remainder of their respective terms. Our stock option awards generally remain exercisable for a period of three months following a termination of employment with "cause" (as defined below) by the Company. However, given the number of outstanding vested stock options held by Mr. Herrmann, the Committee desires to avoid a situation where those options will be exercised during a short period of time following a change in control. Mr. Herrmann's outstanding options expire on December 9, 2010. The Committee does not believe that an exercise period of less than three years is inappropriate and the extended period will allow Mr. Herrmann to exercise his options in installments over time.

  •
  Pro Rata Bonus:    The Change in Control Agreement provides for the pro rata payment of Mr. Herrmann's target annual cash incentive bonus as of the termination date. The Committee does not view this payment as severance, but rather, views this as an amount earned by Mr. Herrmann for the continued performance of services up to the date of his termination of employment. Mr. Herrmann's actual bonus for such year had he not been terminated could be more or less than his target amount, and the Committee believes the assumption that the target level of performance would be achieved is a reasonable compromise.

  •
  Tax Gross Up Payment:    The Change in Control Agreement provides for a tax gross up payment in the event Mr. Herrmann is subject to the excise tax imposed on certain "excess parachute payments." The Committee believes that the tax gross up provisions of the Change in Control Agreement are appropriate to ensure that Mr. Herrmann receives the full value of the payments and benefits available under the Change in Control Agreement. The Committee believes that the Change in Control Agreement is structured to provide balanced and appropriate post-change in control severance benefits that eliminate any potential tension between the interests of our Chief Executive Officer and our stockholders. The imposition of the punitive taxes imposed by Section 4999 of the Internal Revenue Code on "excess parachute payments" significantly and adversely upsets that balance. Therefore, the Committee believes it is necessary, in order to satisfy its objectives in entering into the Change in Control Agreement, to shield Mr. Herrmann from the negative tax consequences imposed on "excess parachute payments."

            For a further description of the Change in Control Agreement and potential payments thereunder, see "Potential Payments Upon Termination or Change In Control" set forth below.

Executive Compensation in 2008

            In December 2007, the Committee approved the named executive officers' 2008 salaries, with increases ranging from approximately 4% to 22%. Mr. Herrmann's salary was increased to $1,000,000, Mr. Connealy's salary was increased to $390,000, Mr. Avery's salary was increased to $550,000, Mr. Butch's salary was increased to $475,000, and Mr. Schulte's salary was increased to $365,000.

            On February 21, 2008, the Compensation Committee approved the 2008 performance goals pursuant to which performance-based incentive awards will be awarded to executive officers participating in the Executive Incentive Plan. These awards will be based on a cash bonus pool and a restricted stock bonus pool that will be calculated in the same manner as awards granted for 2007. Messrs. Herrmann, Connealy, Avery, Butch and Schulte will be eligible to receive 32%, 9%, 17%, 15% and 9%, respectively, of the cash bonus pool and 30%, 10%, 15%, 15% and 10%, respectively, of the restricted stock bonus pool. See "Analysis of 2007 Compensation" above for further information on the methodology under which 2008 awards will be calculated.

            The Committee intends to continue its strategy of compensating the Company's named executive officers through programs that emphasize performance-based incentive compensation, fostering a pay-for-performance culture. To that end, a majority of executive compensation will continue to be tied to Company and individual performance, while maintaining an appropriate balance between cash and non-cash compensation.

            The foregoing discussion primarily describes the compensation philosophies, principles and practices the Committee utilized in setting executive compensation for the 2007 fiscal year. In the future, as the Committee continues to review each element of the executive compensation program, these philosophies, principles and practices may change.

EXECUTIVE COMPENSATION

Summary Compensation

            The following table summarizes total compensation paid or earned by our named executive officers who served in such capacities during 2006 and 2007.

            The named executive officers were not entitled to receive payments characterized as "Bonus" payments for the 2006 and 2007 fiscal years. Amounts reflected under "Non-Equity Incentive Plan Compensation" are performance-based incentive awards determined by the Compensation Committee in December of the respective year, based on performance goals set in February of the respective year.

            Based on the grant date fair value of equity awards granted in 2007 and the base salary of such officers, the named executive officers' aggregate base salaries accounted for an average of approximately 17% of their total compensation, while variable incentive compensation (cash and equity) accounted for an average of approximately 83% of their total compensation.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compen- sation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Henry J. Herrmann, Chief Executive Officer	2007 2006	950,000 800,000	– –	1,798,558 1,648,032	– –	2,500,000 1,950,000	120,040 114,034	207,077 517,861	5,575,675 5,029,927
Daniel P. Connealy, SVP and Chief Financial Officer	2007 2006	375,000 350,000	– –	416,788 208,588	– –	440,000 350,000	37,219 33,934	30,545 30,204	1,299,552 972,726
Michael L. Avery, SVP and Chief Investment Officer	2007 2006	450,000 425,000	– –	691,200 455,537	– –	1,000,000 600,000	22,879 49,023	26,348 22,229	2,190,427 1,551,789
Thomas W. Butch, SVP and Chief Marketing Officer	2007 2006	450,000 400,000	– –	798,859 594,059	– –	575,000 500,000	13,825 21,163	43,572 34,543	1,881,256 1,549,765
Daniel C. Schulte, SVP and General Counsel	2007 2006	350,000 350,000	– –	659,371 559,769	– –	440,000 400,000	2,358 11,529	43,224 25,196	1,494,953 1,346,494

(1)
For 2007, represents the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with FAS 123(R), and includes amounts from awards granted in 2003, 2004, 2005, 2006 and 2007. No forfeitures occurred during 2007, and all awards are based on the closing market price of the Company's Class A common stock on the date of grant, as applicable. The Company's expense is calculated based on the closing fair market value on the date of grant amortized on a straight line basis over the four year vesting period. Restricted stock awards vest in 33 1/3% increments annually beginning on the second anniversary of the grant date, and are subject to accelerated vesting upon a change of control, death or disability, and for awards granted prior to January 1, 2006, upon normal retirement.

(2)
All stock options held by the named executive officers were fully vested prior to January 1, 2006, and as such, no amount is recognized in future years for financial statement reporting purposes in accordance with FAS 123(R).
(3)
For 2007, represents the cash incentive awards made under the Executive Incentive Plan, which are discussed in further detail under "Analysis of 2007 Compensation" set forth above in the "Compensation Discussion and Analysis."
(4)
For 2007, represents the actuarial increase in the present value of the named executive officers' benefits under the Company's Pension Plan, which were determined based on a lump sum discount rate of 6.0%, retirement age of 65, UP94 mortality rates–projected to 2005 using Schedule AA set forth in Internal Revenue Ruling 2001-62, and other assumptions set forth in footnote 10 to the Company's audited financial statements for the fiscal year ended December 31, 2007 included in the Company's Annual Report on Form 10-K filed with the SEC on February 29, 2008, and includes amounts that the named executive officer may not currently be entitled to receive because such amounts are not vested.
(5)
For 2007, represents the following, including the aggregate incremental cost to the Company of all perquisites or personal benefits:
(a)
Amounts for executive financial, tax or estate planning of $19,500, $2,700, $3,150 and $5,315 for Messrs. Herrmann, Connealy, Butch and Schulte, respectively.
(b)
Country club membership dues of $7,677, $7,273, $3,889 and $3,759 for Messrs. Herrmann, Connealy, Butch and Schulte, respectively.
(c)
Convention allowance of $14,459 and $12,391 for Messrs. Butch and Schulte.
(d)
Amounts for personal use of Company aircraft for Mr. Herrmann of $64,080. The value of personal aircraft usage reported above is based on the Company's direct operating costs. This methodology calculates our aggregate incremental cost based on the average weighted variable cost per hour of flight for fuel/oil expenses, mileage, trip-related maintenance, crew travel expenses, landing fees and other miscellaneous variable costs. Since the Company's aircraft are used primarily for business travel, this methodology excludes fixed costs that do not change based on usage, such as pilot salaries, the cost of the aircraft, depreciation and administrative expenses. On certain occasions, an executive's spouse or other family member may accompany the executive on a flight when such person is invited to attend the event for appropriate business purposes. No additional direct operating cost is incurred in such situations under the foregoing methodology; however, the value of personal use of Company aircraft is imputed as income to the named executive officer, including Messrs. Butch and Schulte in 2006. This value is calculated pursuant to Internal Revenue Service guidelines using Standard Industry Fare Level ("SIFL") rates, which are determined by the U.S. Department of Transportation.
(e)
Amounts for personal use of a Company provided automobile, including mileage, fuel, maintenance, insurance and property tax, registration and title fees of $12,131, $11,545, $13,493, $12,409 and $12,206 for Messrs. Herrmann, Connealy, Avery, Butch and Schulte, respectively.
(f)
Tax gross-up payments made by the Company of $526 on behalf of each of Messrs. Butch and Schulte related to taxable values imputed to such persons for personal use of Company aircraft as determined for income tax purposes pursuant to Internal Revenue Service guidelines.
(g)
Company contributions to the Company 401(k) Plan for Messrs. Herrmann, Connealy, Avery, Butch and Schulte of $9,000 each.
(h)
A supplemental split-dollar life insurance policy premium paid by the Company on behalf of Mr. Herrmann of approximately $65,607.
(i)
Company contributions of $29,000 to Mr. Herrmann's SERP account.
(j)
Amounts for personal use of entertainment tickets for Messrs. Herrmann, Connealy, Butch and Schulte of $82, $27, $139 and $27.
(k)
A service award equal to $3,855 for Mr. Avery.

            The value of personal use of Company provided automobiles and corporate aircraft (based upon SIFL rates), and direct costs of executive financial, tax or estate planning, country club membership dues, convention allowance, Mr. Herrmann's split-dollar life insurance policy and tax gross-up payments are imputed to the named executive officers, as applicable, and included as taxable income on their W-2.

Grants of Plan-Based Awards

            The following table reflects estimated possible payouts under equity and non-equity incentive plans to the named executive officers during 2007. The Company's equity and non-equity incentive awards are granted to participants of the Executive Incentive Plan based upon pre-established performance goals set annually by the Compensation Committee with a performance period equal to the fiscal year for which the performance goals are set. The Executive Incentive Plan is an annual plan; both equity and non-equity incentive plan awards are determined, generally paid (in the case of non-equity incentive awards) and granted (in the case of equity incentive awards) in the same fiscal year that such awards were earned. The named executive officers are eligible to earn a maximum equity and non-equity incentive award for the fiscal year, calculated as certain percentages of the cash bonus pool and the restricted stock bonus pool assigned to each named executive officer. For 2007, Messrs. Herrmann, Connealy, Avery, Butch and Schulte were eligible to receive a maximum of 30%, 15%, 15%, 10% and 10% of each bonus pool. Dividends are paid on awards of restricted stock at the same rate as is paid to all stockholders generally, which were $0.17 quarterly in 2007. In 2007, Messrs. Herrmann, Connealy, Avery, Butch and Schulte received $159,960, $42,110, $62,524, $71,068 and $56,177, respectively, in dividends on unvested shares of restricted stock. For more detailed information regarding incentive plan awards earned by the named executive officers, please refer to "Analysis of 2007 Compensation" set forth in the "Compensation Discussion and Analysis" above.

2007 GRANTS OF PLAN-BASED AWARDS TABLE

								All Other Stock Awards:	All Other Option Awards:
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards					Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
								Number of Shares of Stock or Units (#)	Number of Securities Underlying Options (#)
Name	Grant Date	Thres- hold ($)	Target ($)(1)	Maximum ($)(2)	Thres- hold (#)	Target (#)	Maximum (#)(3)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

Henry J. Herrmann	12/31/07	0	1,300,674	2,601,348	0	63,000	126,000	–	–	–	1,804,500
Daniel P. Connealy	12/31/07	0	433,558	867,116	0	21,000	42,000	–	–	–	1,082,700
Michael L. Avery	12/31/07	0	650,337	1,300,674	0	31,500	63,000	–	–	–	2,165,400
Thomas W. Butch	12/31/07	0	650,337	1,300,674	0	31,500	63,000	–	–	–	1,804,500
Daniel C. Schulte	12/31/07	0	433,558	867,116	0	21,000	42,000	–	–	–	902,250

(1)
Represents the mid-point of the threshold and maximum possible payout amounts.
(2)
Represents the maximum non-equity incentive award each named executive officer was eligible to receive for 2007 under the percentage assigned to each such officer for the cash bonus pool. For 2007, Messrs. Herrmann, Connealy, Avery, Butch and Schulte earned non-equity incentive plan awards of $2,500,000, $440,000, $1,000,000, $575,000 and $440,000, respectively. These awards are reported in the "Non-Equity Incentive Plan Compensation" column of the 2007 Summary Compensation Table set forth above.
(3)
Represents the maximum equity incentive award each named executive officer was eligible to receive for 2007 under the percentage assigned to each such officer for the restricted stock bonus pool. For 2007, Messrs. Herrmann, Connealy, Avery, Butch and Schulte earned equity incentive plan awards of 50,000, 30,000, 60,000, 50,000 and 25,000 shares, respectively. These shares vest in 33 1/3% increments annually beginning on the second anniversary of the grant date, and are subject to accelerated vesting upon a change of control, death or disability, and for awards granted prior to January 1, 2006, upon normal retirement.

(4)
Represents the full grant date fair value determined pursuant to FAS 123(R) as reflected in the Company's financial statements, based on the number of shares of restricted stock granted and the closing market price of the Company's Class A common stock on the grant date, which was $36.09 for awards granted on December 31, 2007.

Outstanding Equity Awards At Fiscal Year-End

            The following table reflects outstanding stock options and shares of restricted stock held by the named executive officers as of December 31, 2007.

2007 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expira- tion Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Henry J. Herrmann	146,475 61,550 29,640 108,000 64,746 53,871 7,746 51,671 18,315 4,454	–	–	14.6250 14.6250 15.3333 16.8333 16.8333 18.00 18.00 18.00 18.00 18.00	12/15/09 12/17/08 03/03/09 12/11/09 12/09/10 12/17/08 12/09/10 12/11/09 12/15/09 03/03/09	25,000 (3) 50,000 (4) 100,000 (5) 56,000 (6) 50,000 (7)	902,250 1,804,500 3,609,000 2,021,040 1,804,500	–	–
Daniel P. Connealy	0	–	–	–	–	9,007 (4) 26,298 (5) 25,000 (6) 30,000 (7) 1,666 (8)	325,063 949,095 902,250 1,082,700 60,126	–	–
Michael L. Avery	35,000	–	–	16.8333	12/11/09	6,666 (3) 13,333 (4) 30,000 (5) 40,000 (6) 60,000 (7)	240,576 481,188 1,082,700 1,443,600 2,165,400	–	–
Thomas W. Butch	10,000 4,785	–	–	16.8333 18.00	12/11/09 12/11/09	9,765 (3) 21,518 (4) 31,731 (5) 40,000 (6) 50,000 (7)	352,419 776,585 1,145,172 1,443,600 1,804,500	–	–
Daniel C. Schulte	0	–	–	–	–	10,466 (3) 20,000 (4) 25,000 (5) 25,000 (6) 25,000 (7)	377,718 721,800 902,250 902,250 902,250	–	–

(1)
All outstanding stock options held by the named executive officers are fully vested. All of Mr. Herrmann's outstanding stock options have been transferred to his personal trust, other than for value, for estate planning purposes.

(2)
All of Messrs. Herrmann's and Butch's unvested shares of restricted stock have been transferred to their personal trusts, other than for value, for estate planning purposes.
(3)
These shares will vest on April 2, 2008.
(4)
These shares will vest in 50% increments on April 2nd of 2008 and 2009.
(5)
These shares will vest in 33 1/3% increments on April 2nd of 2008, 2009 and 2010.
(6)
These shares will vest in 33 1/3% increments on December 29th of 2008, 2009 and 2010.
(7)
These shares will vest in 33 1/3% increments on December 31st of 2009, 2010 and 2011.
(8)
These shares will vest on June 1, 2008.

Option Exercises and Stock Vested

            The following table reflects shares of restricted stock held by the named executive officers that vested during 2007.

2007 OPTION EXERCISES AND STOCK VESTED TABLE

	Options Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)

Henry J. Herrmann	155,313	2,329,695	50,000	1,173,000
Daniel P. Connealy	–	–	6,172	149,296
Michael L. Avery	–	–	20,834	481,041
Thomas W. Butch	–	–	20,526	481,540
Daniel C. Schulte	1,000	15,327	20,466	480,132

(1)
The number of shares received by Messrs. Herrmann, Avery, Butch and Schulte upon vesting of these awards, net of shares withheld by the Company to cover associated tax liabilities, were 33,145, 14,284, 14,072 and 14,030 shares, respectively. Mr. Connealy elected to pay the tax liabilities associated with the vesting of his awards in cash and received the full 6,172 shares reported.

Pension Benefits

            The Company's Retirement Income Plan, as amended (the "Pension Plan"), is a tax-qualified, non-contributory pension plan that covers all eligible employees of the Company who are 21 years of age or older and have one or more years of credited service. Benefits payable are based on a participant's years of credited service and their highest average earnings in any five consecutive years during the last ten years of service prior to retirement, or their "5-year average earnings." The retirement benefit amount payable upon normal retirement is calculated as (1) 2% of a participant's 5-year average earnings for each year of credited service (up to a maximum of 30 years), plus (2) 1% of a participant's 5-year average earnings for each additional year of credited service in excess of 30 years (up to a maximum of ten years); this amount is then reduced by a social security offset.

            Earnings used to determine benefits include the amount shown in the "Salary" column of the 2007 Summary Compensation Table, but exclude all other elements of compensation and, for 2007, may not exceed $225,000 per year (as adjusted for inflation) pursuant to limitations under the Internal Revenue Code. Because of this limitation, the compensation used to determine benefits payable under the Pension Plan for each of the named executive officers is $225,000.

            Benefits under the Pension Plan vest 100% after five years, and are payable monthly for the retiree's lifetime beginning at age 65, or in a reduced amount as early as age 55 with at least ten years of credited service. Mr. Herrmann is currently eligible for normal retirement under the Pension Plan. No other named executive officer is currently eligible for early retirement; the early retirement reduction is 1/180th for each of the first 60 months preceding age 65, and 1/360th for each additional month.

            Upon a participant's retirement, benefits under the Pension Plan may be paid (1) as an annuity, which provides reduced benefits during the retiree's lifetime with continuing benefits to a surviving spouse or other beneficiary, or (2) in a lump sum, which provides for an immediate lump sum equal to the actuarial value of the retiree's future benefits in lieu of receiving those benefits over their lifetime.

            Messrs. Herrmann, Avery, Butch, Connealy and Schulte are credited with 34, 26.65, 7, 3.7 and 9.63 years of service, respectively. Under the Pension Plan, participants cannot be credited with years of service in excess of their actual years of service with the Company.

            The following table reflects the actuarial present value of accumulated benefits payable to each of the named executive officers, including the number of years of service credited to each such officer, under the Pension Plan. These benefits were determined using a retirement age of 65, UP94 mortality rates – projected to 2005 using Schedule AA set forth in Internal Revenue Ruling 2001-62, and other assumptions set forth in footnote 10 to the Company's audited financial statements for the fiscal year ended December 31, 2007 included in the Company's Annual Report on Form 10-K filed with the SEC on February 29, 2008. Benefits reflected below are estimates; the actual benefit payable is determined upon retirement or termination from the Company.

2007 PENSION BENEFITS TABLE

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)

Henry J. Herrmann	Pension Plan	34	1,286,676	0
Daniel P. Connealy	Pension Plan	3.7	121,169	0
Michael L. Avery	Pension Plan	26.65	511,827	0
Thomas W. Butch	Pension Plan	8	124,496	0
Daniel C. Schulte	Pension Plan	9.63	81,656	0

Nonqualified Deferred Compensation

            SERP

            The Waddell & Reed Financial, Inc. Supplemental Executive Retirement Plan, as amended and restated (the "SERP") is a non-qualified defined contribution deferred compensation plan that provides benefits to certain senior executive officers that are precluded under the Pension Plan and the 401(k) Plan. Currently, Mr. Herrmann is the only employee eligible to participate in the SERP.

            Under the SERP, each calendar year the Company credits Mr. Herrmann's SERP account with (1) an amount equal to 4% of his base salary, less the amount of the maximum annual employer matching contribution that could be made on Mr. Herrmann's behalf under the 401(k) Plan, and (2) a non-formula discretionary contribution, as determined by the Compensation Committee in its discretion, which could be zero. Additionally, each calendar year, Mr. Herrmann's SERP account is credited (or charged) with an amount equal to the performance of certain hypothetical investment vehicles since the last preceding year. These hypothetical investment vehicles are generally available to Company employees participating in the 401(k) Plan. Upon Mr. Herrmann's separation, or at such other time based on a pre-existing election by him, benefits accumulated under the SERP are payable in installments or in a lump sum. In 2007, the Compensation Committee determined that no non-formula discretionary contribution would be made to Mr. Herrmann's SERP account; further, the Compensation Committee does not intend to make any non-formula discretionary contributions to Mr. Herrmann's SERP account in the foreseeable future.

            Portfolio Managers Plan

            Under the Portfolio Managers Deferred Compensation Plan, as amended and restated (the "Portfolio Managers Plan"), designated portfolio managers and assistant portfolio managers are required to defer 30% of their annual cash bonus into selected hypothetical investment vehicles, which must include one or more of the mutual funds or series of mutual funds managed by the participant, and may include other equity or fixed income funds managed by the Company. Under the terms of the plan, participants' accounts are annually credited (or charged) with an amount equal to the performance of the selected hypothetical investment vehicles since the last preceding year. Except as otherwise provided in the plan, cash bonus awards deferred under the plan are not forfeitable unless the participant is terminated by the Company for cause. Generally, amounts deferred under the plan and not previously withdrawn are payable in a lump sum within 90 days upon a participant's retirement, total disability, death, resignation or termination without cause. "Retirement" means the date of a participant's resignation on or after the later of his or her 55th birthday or the third anniversary of participation in the plan. Additionally, participants may elect in-service withdrawals beginning in the fourth plan year. All distributions and withdrawals under the plan will be made in cash or other property at the plan administrator's discretion. Mr. Avery, the Company's Chief Investment Officer, is also a portfolio manager for several of the Company's mutual funds, and as such, participated in this plan in prior years. Effective 2006, Mr. Avery is no longer subject to mandatory deferrals under this plan, although he will continue to receive distributions of previously deferred compensation. Except for Mr. Avery, none of the other named executive officers participate in the Portfolio Managers Plan.

            The following table reflects nonqualified deferred compensation payable to the named executive officers under the SERP and the Portfolio Managers Plan, as applicable.

2007 NONQUALIFIED DEFERRED COMPENSATION TABLE

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($) (1)	Aggregate Earnings in Last Fiscal Year ($) (2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($) (3)
(a)	(b)	(c)	(d)	(e)	(f)
Henry J. Herrmann	–	29,000	151,430	–	3,447,108
Daniel P. Connealy	–	–	–	–	–
Michael L. Avery	–	–	163,464	111,681	533,464
Thomas W. Butch	–	–	–	–	–
Daniel C. Schulte	–	–	–	–	–

(1)
Represents the Company's 2007 formula contribution to Mr. Herrmann's SERP account, which is included in the "All Other Compensation" column of the 2007 Summary Compensation Table set forth above.
(2)
Represents aggregate earnings on selected hypothetical investment vehicles.
(3)
Represents accumulated account values (including gains and losses) as of December 31, 2007.

Potential Payments Upon Termination or Change in Control

            Change In Control Agreement

            In December 2001, the Company entered into a Change in Control Agreement with Mr. Herrmann. Mr. Herrmann's agreement has an initial term of three years that automatically renews for one year terms thereafter, absent 90 days written notice from the Company. The agreement requires both a "change in control" and the termination of Mr. Herrmann's employment before Mr. Herrmann receives any benefits under the agreement.

            Pursuant to the agreement, if a "change in control" occurs, and Mr. Herrmann's employment is terminated within two years thereafter by (1) the Company without "cause," or (2) Mr. Herrmann with "good reason" (which includes his resignation for any reason during the 30-day period immediately following the six-month anniversary of a "change in control"), Mr. Herrmann will receive:

  •
  All earned or accrued compensation through the termination date (the "Accrued Obligations");

  •
  A lump sum cash payment equal to 2.99 times his base salary and annual bonus;

  •
  All vested equity-based awards granted under the Company's stock incentive plans, which will be exercisable for the remainder of their respective terms;

  •
  Continuation of benefits for Mr. Herrmann and his dependents under the Company's insurance and benefit plans for three years;

  •
  A pro rata payment of his target annual cash incentive bonus as of the termination date;

  •
  An amount equal to the excess of the actuarial equivalent of the benefits he would have received under the Company's Pension Plan and SERP had his employment with the Company continued for three years after the date of termination over the actuarial equivalent of his benefits actually paid or payable under such plans;

  •
  Outplacement services; and

  •
  A gross-up payment to pay for any applicable excise taxes on excess parachute payments paid to Mr. Herrmann.

            In addition, the Company will pay or provide Mr. Herrmann any other amounts or benefits required to be paid or provided or that he is eligible to receive under any other plan, program, policy, practice, contract or agreement of the Company in accordance with the applicable terms of the arrangement, such as the accelerated vesting of restricted stock pursuant to the change of control provisions of the Company's stock award plans (the "Other Benefits"). The Other Benefits payable to Mr. Herrmann are quantified in column (c) to the table below, unless they are available under arrangements that do not discriminate in favor of executive officers of the Company and are available generally to all salaried employees.

            Upon a termination due to Mr. Herrmann's death or "disability" he, or his representative, will receive the Accrued Obligations, the Other Benefits, and the pro rata portion of his annual bonus as of the date of his death or "disability" calculated on the basis of the bonus that would have been paid to Mr. Herrmann had he remained employed for the entire year, payable at the time annual bonuses for the year are otherwise paid to active employees. Had Mr. Herrmann's employment terminated due to death or "disability" on December 31, 2007, the bonus payable to him would be $2,500,000.

            Upon a termination of employment for any other reason (other than on account of death or "disability") following a "change in control," Mr. Herrmann will receive only the Accrued Obligations and Other Benefits.

            Generally, under the agreement, a "change in control" will be deemed to have occurred:

    •
    When any person acquires 20% or more of the voting power of the Company;

    •
    If, during any period of two consecutive years, a majority of the Board members change, unless the new directors are elected or recommended by at least two-thirds of the existing Board members; or

    •
    Upon the acquisition of the Company.

            "Cause" means Mr. Herrmann:

    •
    Materially engaged in willful misconduct or dishonesty;

    •
    Was convicted of a felony; or

    •
    Materially breached the agreement.

            "Good reason" means:

    •
    A material diminution in Mr. Herrmann's position or title or in the nature of his responsibilities or authority;

    •
    A reduction in his compensation or benefits or the failure of the Company to increase his compensation at a rate commensurate with that of other senior executive officers of the Company;

    •
    Relocating Mr. Herrmann;

    •
    The Company materially breaching the agreement; or

    •
    Mr. Herrmann's resignation of employment with the Company for any reason during the 30-day period immediately following the six-month anniversary of the "change in control."

            "Disability" means

    •
    Incapacity due to physical or mental illness in accordance with the Company's long term disability plan causing Mr. Herrmann to be absent from the full-time performance of his duties; and

    •
    His failure to return to full-time performance of his duties within 30 days of receiving written notice of his termination due to disability.

            The agreement also incorporates a confidentiality agreement applicable during the term of his employment and following his termination. Pursuant to the confidentiality agreement, Mr. Herrmann agrees to hold in confidence and not disclose any confidential information and not use any confidential information without the written consent of the Company, except as may be required to fulfill his duties to the Company. A breach of the confidentiality agreement could result in a "cause" termination.

            Accelerated Vesting of Restricted Stock

            The restricted stock awards granted to the named executive officers under the Stock Incentive Plan provide for accelerated vesting upon a "change in control" (as defined above) or a "potential change in control" (as defined below) unless otherwise determined by the

Compensation Committee prior to such "change in control" or "potential change in control," whether or not the named executive officer's employment terminates. Restricted stock awards also vest upon the death or "disability" of a named executive officer, and awards granted prior to January 1, 2006 vest upon "normal retirement" from the Company. For purposes of the equity awards granted under the Stock Incentive Plan:

  •
  "Disability" means total and permanent disability as determined under the Company's long term disability plan;

  •
  "Normal retirement" means retirement from active employment with the Company, any subsidiary, and any affiliate on or after age 65; and

  •
  "Potential change in control" means (1) the entry into an agreement by the Company, the consummation of which would result in a "change in control" as defined above, or (2) the acquisition of securities of the Company representing five percent or more of the combined voting power of the Company's outstanding securities by any person or group (other than the Company, its subsidiaries, or an employee benefit plan of the Company) and the adoption by the Board of a resolution that a "potential change in control" occurred for purposes of the Stock Incentive Plan.

            The value of shares of restricted stock that would vest upon a "change in control," "potential change in control," death, "disability," or "normal retirement" (for awards granted prior to January 1, 2006) is quantified in columns (c) and (d) to the table below, assuming the triggering event occurred on December 31, 2007.

            Severance Plan

            In addition, the named executive officers (other than Mr. Herrmann) are potentially eligible to receive certain severance benefits under the Company's Severance Pay Plan for Home Office Employees (the "Severance Plan") if they are involuntarily terminated due to a corporate realignment, downsizing or other event that the Company, in its sole discretion, determines is a qualifying event for purposes of the Severance Plan. Named executive officers who receive severance under the Severance Plan will be entitled to periodic payment of their base pay for no fewer than 12 weeks and no more than 52 weeks. In addition, the Severance Plan provides that the Company will continue to make the employer contribution under the Company's health plan for the applicable severance period, the employee will receive payment for any unused vacation, and the Company may provide, in its discretion, career transition services.

            Other

            Mr. Herrmann is a participant in the SERP, as described above, and has elected to receive his SERP benefit in a single lump sum payment following his termination of employment. The balance of Mr. Herrmann's account under the SERP as of December 31, 2007 is disclosed in column (f) of the 2007 Nonqualified Deferred Compensation Table set forth above. Mr. Avery is a participant in the Portfolio Managers Plan, the material terms of which are described above. If Mr. Avery is terminated on December 31, 2007 due to "total disability," "retirement" or death (or if he resigns other than upon "retirement" or is terminated by the Company without "cause"

and the Company determines in its sole discretion that his account will not be forfeited) he would receive the balance of his account in a single lump sum payment. The balance of Mr. Avery's account under the Portfolio Managers Plan as of December 31, 2007 is disclosed in column (f) of the 2007 Nonqualified Deferred Compensation Table set forth above.

            The table below quantifies (1) severance amounts payable and the value of benefits available pursuant to Mr. Herrmann's Change in Control Agreement upon a termination without "cause" by the Company or for "good reason" by Mr. Herrmann following a "change in control" [column (a)], (2) amounts payable and the value of benefits available pursuant to the Severance Plan if a named executive officer is involuntarily terminated due to a corporate realignment, downsizing or other event that the Company, in its sole discretion, determines is a qualifying event for purposes of the Severance Plan, [column (b)] (3) the value of restricted stock vesting upon a "change in control," "potential change in control," death or "disability" for purposes of the Company's stock award plans [column (c)], and (4) the value of restricted stock vesting upon "normal retirement" for purposes of the Stock Incentive Plan [column (d)], all of which assume that the applicable triggering event occurred on December 31, 2007 and where applicable, are based on a stock price of $36.09, the closing market price of the Company's Class A common stock on December 31, 2007. Benefits reflected below are estimates; the actual benefit payable is determined upon termination.

	Payments and Benefits under Change in Control Employment Agreement ($)(1)		Payments and Benefits under Severance Plan ($)(2)(3)(4)	Change in Control Events, Death, or Disability Pursuant to Stock Incentive Plan ($)(5)	Normal Retirement Pursuant to Stock Incentive Plan ($)(6)
	(a)		(b)	(c)	(d)
Henry J. Herrmann
Change in Control Severance	10,315,500
Severance Plan Benefits			0
Health Benefits and Perquisites	544,899	(7)
Pro Rata Bonus	2,500,000
Additional Retirement Benefits	109,208
Outplacement	190,000
280G Gross Up	5,273,168	(8)
Vesting of Restricted Stock				10,141,290	2,706,750
Total	18,932,775
Daniel P. Connealy
Severance Plan Benefits			173,077
Medical and Dental Benefits			1,374
Accrued Vacation			28,846
Career Transition Services			75,000
Equity Compensation Vesting				3,319,233	385,189
Total			278,297
Michael L. Avery
Severance Plan Benefits			372,115
Medical and Dental Benefits			5,170
Accrued Vacation			43,269
Career Transition Services			90,000
Equity Compensation Vesting				5,413,464	721,764
Total			510,554
Thomas W. Butch
Severance Plan Benefits			207,692
Medical and Dental Benefits			4,447
Accrued Vacation			34,615
Career Transition Services			90,000
Equity Compensation Vesting				5,522,275	1,129,003
Total			336,754
Daniel C. Schulte
Severance Plan Benefits			148,077
Medical and Dental Benefits			4,076
Accrued Vacation			26,923
Career Transition Services			70,000
Equity Compensation Vesting				3,806,268	1,099,518
Total			249,076

(1)
Quantifies only benefits payable upon termination without "cause" by the Company or for "good reason" by Mr. Herrmann under the Change in Control Agreement following a "change in control" (the maximum benefits payable under this agreement). Payments triggered upon a termination of employment under this agreement would also include the amount set forth in column (c), which is triggered only by a change of control.

(2)
Mr. Herrmann is not eligible to receive severance benefits under the Severance Plan. Severance Plan Benefits for Messrs. Connealy, Avery, Butch and Schulte are equal to 24, 43, 24 and 22 weeks of base pay, respectively, in accordance with the normal payroll practices of the Company.
(3)
Reflects Career Transition Services equal to 20% of each named executive officer's base salary. Pursuant to the Severance Plan, Career Transaction Services may be offered in the sole discretion of the Company. Consequently, these amounts may not be payable even if the named executive officer is otherwise eligible for benefits under the Severance Plan.
(4)
For Accrued Vacation, these amounts reflect the maximum number of vacation days Messrs. Connealy, Avery, Butch and Schulte could have accrued in 2007, which is equal to 20, 25, 20 and 20 days, respectively.
(5)
Includes for Messrs. Herrmann, Connealy, Avery, Butch and Schulte 281,000, 91,971, 149,999, 153,014 and 105,466 shares, respectively, of unvested restricted stock held as of December 31, 2007.
(6)
Includes for Messrs. Herrmann, Connealy, Avery, Butch and Schulte 75,000, 10,673, 19,999, 31,283 and 30,466 shares, respectively, of unvested restricted stock granted prior to January 1, 2006 and held as of December 31, 2007. These shares are also included in the share amounts and values reported in column (c).
(7)
Represents the aggregate cost for three years of benefits and includes estimated annual amounts for life insurance benefits ($65,757), the use of corporate aircraft ($64,080), financial planning expenses ($19,500) as well as medical benefits, additional travel expenses, personal use of a Company provided automobile, club dues and an annual executive physical. The total annual cost to the Company for continuation of benefits for Mr. Herrmann and his dependents under the Company's insurance and benefit plans is $181,633.
(8)
The calculation of Mr. Herrmann's excise tax gross up contains numerous assumptions that the Company believes are reasonable. However, the actual amount of the tax gross up payable in connection with a change in control event will be dependent on a number of factors. For purposes of the amount set forth above, it has been assumed that equity awards made to Mr. Herrmann in 2007 are not parachute payments for purposes of Section 280G of the Internal Revenue Code and, since the above information assumes that Mr. Herrmann's employment terminated in connection with a change in control, no amounts have been treated as "reasonable compensation" under the parachute payment rules for services performed after the change in control. The calculation of the tax gross up assumes a personal income tax rate of 42.9% (including federal, state, local and Medicare taxes) and an excise tax rate of 20%.

Equity Compensation Plan Information

            The Equity Compensation Plan table provides information as of December 31, 2007 with respect to shares of the Company's Class A common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (1)
	(a)	(b)	(c)

Equity compensation plans approved by security holders	2,645,666	$21.58	14,155,951
Equity compensation plans not approved by security holders	–	–	–
Total	2,645,666	$21.58	14,155,951

(1)
All 14,155,951 shares may be issued in the form of restricted stock.

PROPOSAL NO. 2

APPROVAL OF THE WADDELL & REED FINANCIAL, INC. 2003 EXECUTIVE INCENTIVE PLAN, AS AMENDED AND RESTATED, TO (1) EXTEND THE TERM OF THE PLAN TO DECEMBER 31, 2013, (2) INCREASE THE MAXIMUM AMOUNT OF COMPENSATION THAT MAY BE PAID TO AN INDIVIDUAL UNDER THE PLAN IN ANY FISCAL YEAR TO $7,500,000, AND (3) SUBMIT FOR STOCKHOLDER APPROVAL THE ELIGIBLE EMPLOYEES AND BUSINESS CRITERIA UNDER THE PLAN FOR PURPOSES OF COMPLYING WITH THE REQUIREMENTS OF SECTION 162(M) OF THE INTERNAL REVENUE CODE

Background of the Executive Incentive Plan

            The Waddell & Reed Financial, Inc. 2003 Executive Incentive Plan, as amended and restated (formerly the Waddell & Reed Financial, Inc. 1999 Management Incentive Plan) (the "Executive Incentive Plan"), was originally established in 1999. The purposes of the Executive Incentive Plan are to attract and retain able persons as key employees and provide such employees with incentive and reward opportunities designed to enhance our profitable growth. In addition, the Executive Incentive Plan is intended to qualify for exemption from the deduction limitations of Section 162(m) by providing "performance-based compensation" to "covered employees" within the meaning of Section 162(m). In order to qualify for this exemption, the regulations under Section 162(m) require that the material terms of the Executive Incentive Plan be periodically disclosed to and approved by our stockholders. The Executive Incentive Plan was previously approved by stockholders for Section 162(m) purposes at our 1999 and 2003 annual stockholder meetings. The Board recommends that stockholders approve the proposed amendment and restatement (the "Amendment") of the Executive Incentive Plan to (1) extend the term of the Executive Incentive Plan through December 31, 2013, (2) increase the maximum amount of compensation that may be paid to an individual under the Executive Incentive Plan in any fiscal year from $5,000,000 to $7,500,000, and (3) submit for stockholder approval the eligible employees and business criteria on which performance goals are based under the Executive Incentive Plan for purposes of complying with the requirements of Section 162(m).

            THERE ARE NO SHARES OF THE COMPANY'S CLASS A COMMON STOCK RESERVED FOR ISSUANCE UNDER THE EXECUTIVE INCENTIVE PLAN AND THE COMPANY IS NOT SEEKING STOCKHOLDER APPROVAL TO INCREASE THE AMOUNT OF SHARES CURRENTLY AUTHORIZED FOR ISSUANCE UNDER ANY EQUITY COMPENSATION PLAN MAINTAINED BY THE COMPANY.

Reasons for the Proposal

            Consistent with compensation practices in the investment management and financial services industries in which we compete for employees, a major component of our senior executive officers' compensation is performance-based. The Executive Incentive Plan, which we use to implement these practices, expires on December 31, 2008, unless extended. The Board proposes to extend the term of the Executive Incentive Plan by five years, until December 31, 2013.

            We are also requesting that stockholders approve the material terms of the Executive Incentive Plan so that awards under the Executive Incentive Plan ("Incentive Awards") that are intended to qualify as "performance-based compensation" within the meaning of Section 162(m) will be fully deductible by us. Under Section 162(m), the federal income tax deductibility of compensation paid to our Chief Executive Officer and our three other most highly compensated officers (other than our principal financial officer) determined pursuant to the executive compensation disclosure rules under the Exchange Act ("Covered Employees") may be limited to the extent such compensation exceeds $1,000,000 in any taxable year. However, we may deduct compensation paid to our Covered Employees in excess of that amount if it qualifies as "performance-based compensation" as defined in Section 162(m). In addition to certain other requirements, in order for Incentive Awards to constitute "performance-based compensation," the material terms of the Executive Incentive Plan must be disclosed to and approved by the Company's stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which stockholders previously approved the Executive Incentive Plan. Under the Section 162(m) regulations, the material terms of the Executive Incentive Plan are (1) the maximum amount of compensation that may be paid to a participant under the Executive Incentive Plan in any fiscal year, (2) the employees eligible to receive compensation under the Executive Incentive Plan, and (3) the business criteria on which the performance goals are based. We intend that Incentive Awards qualify for exemption from the deduction limitations of Section 162(m). Accordingly, we are asking our stockholders to approve as part of the Amendment an increase in the maximum amount of compensation that may be paid to an individual under the Executive Incentive Plan in any fiscal year and to approve the other material terms of the Executive Incentive Plan for Section 162(m) purposes – namely, the eligible employees and business criteria on which performance goals may be based – so that Incentive Awards that are intended to qualify as "performance-based compensation" within the meaning of Section 162(m) will be fully deductible by us.

            Any equity awards granted under the Executive Incentive Plan will be issued from the shares of the Company's Class A common stock reserved for issuance under the Waddell & Reed Financial, Inc. 1998 Stock Incentive Plan, as amended and restated (the "Stock Incentive Plan") (or another stockholder approved equity compensation plan maintained by us).

Consequences of Failing to Approve the Proposal

            FAILURE OF OUR STOCKHOLDERS TO APPROVE THIS PROPOSAL WILL NOT AFFECT THE RIGHTS OF EXISTING AWARD HOLDERS UNDER THE EXECUTIVE INCENTIVE PLAN OR UNDER ANY PREVIOUSLY GRANTED INCENTIVE AWARDS. However, if this Proposal is not approved, the Executive Incentive Plan will expire on December 31, 2008. In such event, we will be required to reevaluate our compensation structure to ensure that it remains competitive. This evaluation may result in a modification of the amount and types of compensation that are payable to our Covered Employees and such compensation may not be fully deductible due to the limitations of Section 162(m).

New Plan Benefits

            The future awards that may be made to eligible participants under the Executive Incentive Plan are subject to the discretion of the Committee, and, therefore, cannot be determined with certainty at this time.

Summary of the Executive Incentive Plan

            A summary of the principal features of the Executive Incentive Plan, as proposed to be amended by the Amendment, is provided below, but is qualified in its entirety by reference to the full text of the Executive Incentive Plan, which is set forth as Appendix A to this Proxy Statement.

Administration

            The Committee administers the Executive Incentive Plan and, subject to the provisions of the Executive Incentive Plan, has full discretionary authority to interpret the Executive Incentive Plan. The Committee may exercise all powers either specifically granted to it under the Executive Incentive Plan or as are necessary or advisable in the administration of the Executive Incentive Plan, may prescribe, amend and rescind rules and regulations related to the Executive Incentive Plan, and may make all other determinations necessary or advisable for the administration of the Executive Incentive Plan. The Committee may delegate its responsibilities under the Executive Incentive Plan except where such delegation is prohibited under Section 162(m) with respect to "performance-based compensation" to Covered Employees. Any determination made by the Committee under the Executive Incentive Plan shall be final and conclusive on all persons.

Eligibility to Participate

            All of our employees and executive officers and all employees of our subsidiaries (each, an "Eligible Person") are eligible to participate in and receive Incentive Awards under the Executive Incentive Plan. Each Eligible Person who is designated by the Committee to receive an Incentive Award will be a "Participant." Any individual who is granted an Incentive Award that remains outstanding under the Executive Incentive Plan will continue to be a Participant for purposes of the Executive Incentive Plan.

Limitations on Awards

            The Amendment, as proposed, will increase the maximum amount of compensation that a Covered Employee is eligible to receive pursuant to the Executive Incentive Plan in any fiscal year to $7,500,000. Any Incentive Award that is settled in the form of an equity award issued under the Stock Incentive Plan (or another stockholder approved equity compensation plan maintained by us), will be valued for purposes of this $7,500,000 per person limitation in an amount equal to the closing price per share of our stock on the date such equity award is granted, multiplied by the number of shares subject to such equity award.

Business Criteria

            The performance goals for Incentive Awards will consist of one or more of the following business criteria (including or excluding extraordinary and/or non-recurring items to be determined by the Committee in advance) applicable to us on a consolidated basis and/or for specific subsidiaries or business or geographical units (excluding total stockholder return and earnings per share criteria): (1) earnings per share; (2) increase in revenues; (3) increase in cash flow; (4) increase in cash flow return; (5) return on net assets; (6) return on assets; (7) return on investment; (8) return on capital; (9) return on equity; (10) economic value added; (11) operating margin; (12) contribution margin; (13) net income; (14) pre-tax earnings; (15) pre-tax earnings before interest, depreciation and amortization; (16) pre-tax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; (17) operating income; (18) total stockholder return; (19) debt reduction; and (20) any of the above goals determined on an absolute or relative basis, or as adjusted in any manner which may be determined in the discretion of the Committee, or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor's 500 Stock Index or a group of competitor companies.

Incentive Awards

            For each fiscal year or shorter period of time established by the Committee (a "Performance Period"), the Committee may grant Incentive Awards to Eligible Persons pursuant to the terms of the Executive Incentive Plan and subject to any limitation imposed by appropriate action of the Committee.

            Establishment of Performance Goals.    On or before the passage of 25% of any Performance Period, the Committee will establish the performance goals that must be satisfied in order for a Participant to receive settlement of his Incentive Award for the Performance Period. With respect to Incentive Awards to Covered Employees that are intended to qualify as "performance-based compensation" within the meaning of Section 162(m), the applicable performance goals must be established no later than (1) 90 days after the beginning of any Performance Period, (2) the expiration of 25% of the applicable Performance Period, or (3) such other date as may be required or permitted under Section 162(m).

            Adjustment of Goals Due to Material Changes.  At the time the performance goals are set with respect to a Performance Period, such goals will specify the extent to which acquisitions, dispositions and equity financings will modify the determination of whether such performance goals have been met for the applicable Performance Period.

            Calculation of Awards.  On or before the passage of 25% of the Performance Period, the Committee will establish, with respect to each Participant's Incentive Award, the applicable percentage of the pool of funds designated for Incentive Awards for the Performance Period that each Participant is eligible to receive pursuant to his Incentive Award if one or more of the performance goals are achieved in the given Performance Period. The Committee may, in its sole discretion, establish different percentages for individual Participants and different classes of Participants. With respect to Incentive Awards to Covered Employees that are intended to qualify as "performance-based compensation" within the meaning of Section 162(m), the applicable percentage must be established no later than (1) 90 days after the beginning of any Performance Period, (2) the expiration of 25% of the applicable Performance Period, or (3) such other date as may be required or permitted under Section 162(m). The amount of an Incentive Award will be determined by multiplying the applicable percentage designated for such award by the total dollar amount of the pool of funds available with respect to the Performance Period.

            Conditions to Payment.    To be eligible for payment of an Incentive Award, a Participant must (1) have performed the Participant's duties to the satisfaction of the Committee, (2) have not engaged in any act that is contrary to our best interests, as determined by the Committee, and (3) have otherwise complied with all of our policies prior to the date the Incentive Award is paid. In addition, the Participant must be employed by us or a subsidiary on the last day of the fiscal year related to the applicable Performance Period; provided, that if the Participant is terminated due to death, disability or in connection with a change in control prior to the last day of such fiscal year, the Committee may provide, in its discretion, for the Participant to receive a pro rata payment of the Incentive Award.

            Adjustment of Awards.    Even if the applicable performance goals are achieved, the Committee has full discretion to reduce or eliminate the amount otherwise payable to a Participant with respect to an Incentive Award based on individual factors that it deems appropriate. The reduction of one Participant's payment amount will not result in a corresponding increase in the amount payable to any Covered Employee. In addition, with respect to any Incentive Award that is not intended to constitute "performance-based compensation" within the meaning of Section 162(m), the Committee has the discretion to increase the amount payable to a Participant up to the maximum per person limitation described above, and, similarly, in connection with the hiring of any individual who is or who becomes a Covered Employee, the Committee may provide for the payment of a minimum Incentive Award regardless of whether the performance goals are attained.

            Payment of Awards.    The Committee must certify in writing that the applicable performance goals were met prior to the payment of any Incentive Award. Payment of Incentive Awards will be made to each Participant as soon as practicable after such certification and calculation of the amount of the Incentive Awards, but in no event later than March 15 of the year following the year to which the Performance Period relates (except with respect to Incentive Awards paid in the form of an option or other stock award). Incentive Awards will be paid in cash or, in the discretion of the Committee, may be paid, in whole or part, either in the form of a nonstatutory option or a restricted stock award granted under and subject to the terms and conditions of the Stock Incentive Plan (or another stockholder approved equity compensation plan maintained by us); provided, that no Incentive Award may be settled by the grant of an option or restricted stock award if such option or restricted stock award would relate to a number of shares that exceeds the number of shares that remain available under such equity compensation plan minus the number of shares issuable in settlement of or relating to outstanding awards under such equity compensation plan (including awards under the Executive Incentive Plan).

            Amendment and Termination.    The Board or the Committee may at any time amend, suspend, discontinue or terminate the Executive Incentive Plan, provided that such amendment, suspension, discontinuance or termination does not adversely affect the rights of a Participant with respect to any fiscal year that has commenced and no such action is effective without stockholder approval to the extent required under Section 162(m). The Amendment, as proposed, provides that the Executive Incentive Plan shall remain in effect until December 31, 2013, unless terminated early by the Board or the Committee in accordance with the preceding sentence.

Federal Tax Consequences

            The following discussion is for general information only and is intended to summarize briefly the U.S. federal tax consequences to Participants arising from participation in the Executive Incentive Plan. This description is based on current law, which is subject to change (possibly retroactively). The tax treatment of a Participant in the Executive Incentive Plan may vary depending on his particular situation and may, therefore, be subject to special rules not discussed below. No attempt has been made to discuss any potential foreign, state or local tax consequences. Participants are advised to consult with a tax advisor concerning the specific tax consequences of participating in the Executive Incentive Plan.

            Cash Awards.    A Participant will recognize ordinary compensation income (subject to withholding) upon receipt of cash pursuant to an Incentive Award paid in cash or, if earlier, at the time the cash is otherwise made available for the Participant to draw upon.

            Nonstatutory Options.    Participants will not recognize ordinary compensation income upon the grant of a nonstatutory option. Upon exercise of a nonstatutory option, a Participant will recognize ordinary income (subject to withholding) equal to the excess of the fair market value of the shares received over the exercise price of the option.

            Stock Awards.    Participants will generally recognize ordinary compensation income (subject to withholding) upon receipt of shares of our Class A common stock pursuant to an Incentive Award settled by a grant of a stock award equal to the fair market value of the shares received; provided, however, that if the shares subject to such stock award are not transferable and are subject to a substantial risk of forfeiture (i.e., the shares are subject to a restricted stock award), a Participant will recognize ordinary income in an amount equal to the fair market value of the shares (1) when the shares first become transferable and are no longer subject to a substantial risk of forfeiture in cases where a Participant does not make a valid election under Section 83(b) of the Internal Revenue Code, and (2) when the shares are issued in cases where a Participant makes a valid election under Section 83(b) of the Internal Revenue Code.

            Withholding, Capital Gains.  A Participant will be subject to withholding for federal, and generally for state and local, income taxes at the time he recognizes income under the rules described above with respect to cash or shares of our Class A common stock. Dividends that are received by a Participant prior to the time that the receipt of shares of common stock becomes taxable to the Participant under the rules described in the preceding paragraph are taxed as additional compensation, not as dividend income. The tax basis in the shares received by a Participant will equal the amount recognized by the Participant as ordinary compensation income under the foregoing rules, and the Participant's capital gains holding period in those shares will commence on the date on which the Participant recognizes ordinary income with respect to such shares. Subject to the discussion below, we (or our subsidiaries) will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the ordinary income recognized by a Participant.

            Tax Code Limitations on Deductibility.    For the amounts described above to be deductible by us (or by our subsidiaries), such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.

            Our ability (and the ability of our subsidiaries) to obtain a deduction for future payments under the Executive Incentive Plan could also be limited by the golden parachute payment rules of Section 280G of the Internal Revenue Code, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer corporation.

            Finally, our ability (and the ability of our subsidiaries) to obtain a deduction for amounts paid under the Executive Incentive Plan could be limited by Section 162(m), which limits the deductibility, for federal income tax purposes, of compensation paid to Covered Employees to $1,000,000 during any taxable year. Although the Executive Incentive Plan has been drafted to satisfy the requirements for the "performance-based compensation" exception to this $1,000,000 deduction limit with respect to Incentive Awards to Covered Employees, we may determine that it is in our best interest not to satisfy the requirements of the exception.

            Application of Section 409A of the Internal Revenue Code.  Section 409A of the Internal Revenue Code ("Section 409A") imposes an additional 20% tax and interest on an individual receiving nonqualified deferred compensation under a plan that fails to satisfy certain requirements. For purposes of Section 409A, "nonqualified deferred compensation" includes certain equity based incentive and performance award programs. Generally speaking, Section 409A does not apply to incentive awards that are paid at the time the award vests. Likewise, Section 409A typically does not apply to restricted stock awards.

            Awards made pursuant to the Executive Incentive Plan are designed to be exempt from the application of Section 409A.

            The above summary relates to U.S. federal income tax consequences only and applies to U.S. citizens and foreign persons who are U.S. residents for U.S. federal income tax purposes. The U.S. federal income tax consequences associated with the issuance of shares of our Class A common stock to nonresident aliens depends upon a number of factors, including whether such issuance is considered to be U.S. source income and whether the provisions of any treaty are applicable. The acquisition, ownership or disposition of shares of our Class A common stock may also have tax consequences under various state, local and foreign laws.

Voting Considerations and our Board of Directors' Recommendation

            In considering whether to vote for the approval of the Amendment to the Executive Incentive Plan, you should be aware that our executive officers have received grants under the Executive Incentive Plan and may continue to receive grants during the term of the Executive Incentive Plan. Failure of the stockholders to approve this Proposal will not affect the rights of existing award holders or the Incentive Awards previously granted under the Executive Incentive Plan. However, if the stockholders do not approve the Amendment, (1) the Executive Incentive Plan will expire on December 31, 2008, (2) the maximum per person limitation on Incentive Awards in any fiscal year will not be increased, and (3) incentive bonuses made to Covered Employees in future years will not be deductible to the extent they exceed $1,000,000.

            THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE EXECUTIVE INCENTIVE PLAN.

PROPOSAL NO. 3

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

            The Audit Committee has selected KPMG LLP as the Company's independent registered public accounting firm to examine the consolidated financial statements of the Company for the 2008 fiscal year. The Board seeks an indication from our stockholders of their approval or disapproval of the Audit Committee's selection of KPMG as the Company's independent registered public accounting firm for the 2008 fiscal year.

            KPMG has been our independent auditor since 1981, and no relationship exists other than the usual relationship between auditor and client. Representatives of KPMG are expected to be present at the annul meeting to respond to appropriate questions and will have the opportunity to make a statement if the representatives desire to do so. If our stockholders do not ratify the appointment of KPMG at the annual meeting, the Audit Committee will consider such event in its selection of the Company's independent registered public accounting firm for the 2009 fiscal year. Additionally, even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the 2008 fiscal year if it determines that such a change would be in the best interests of the Company and its stockholders.

            THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF KPMG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Audit and Non-Audit Services

            The Audit Committee or its Chairman pre-approves audit and non-audit services to be rendered to the Company and establishes a dollar limit on the amount of fees the Company will pay for each category of services. Generally, management will submit to the Audit Committee a detailed list of services that it recommends the Audit Committee engage the independent auditors to provide for the fiscal year. The Audit Committee is informed from time to time of the non-audit services actually provided pursuant to the pre-approval process. During the year, the Audit Committee periodically reviews the types of services and dollar amounts approved and adjusts such amounts, as it deems appropriate. Unless a service to be provided by the independent auditors has received general pre-approval, it will require specific pre-approval by the Audit Committee. The Audit Committee also periodically reviews all non-audit services to ensure such services do not impair the independence of the Company's registered public accounting firm. The Audit Committee approved all services provided by KPMG for the 2006 and 2007 fiscal years. These services included the audit of the Company's annual financial statements, audit of the Company's internal control over financial reporting, review of the Company's quarterly financial statements, tax consultation services, preparation of corporate tax returns, auditing of employee benefits plans and certain agreed upon procedural audits. For a discussion of auditor independence, please refer to the "Report of Audit Committee" set forth below.

            The following table shows the fees billed by KPMG for audit and other services provided to the Company for the 2007 and 2006 fiscal years, respectively:

	2007	2006 (5)
Audit Fees (1)	$554,000	$578,638
Audit-Related Fees (2)	105,975	172,600
Tax Fees (3)	127,716	215,619
All Other Fees (4)	$1,495	–
Total	$789,186	$944,969

(1)
Audit fees consist of fees for the audit of the Company's annual financial statements, the audit of its internal control over financial reporting, and reviews of the financial statements included in quarterly reports on Form 10-Q.
(2)
Audit-related fees consist of fees for assurance and other services related to the performance of the audit or review of the Company's financial statements, and not reported above under "Audit Fees." These fees primarily relate to financial statement audits of employee benefit plans, certain agreed upon procedures, the issuance of comfort letters and general accounting consultation and research.
(3)
Tax fees consist of fees for income tax consultation, including tax compliance, preparation and review of corporate tax returns, and other general tax consultation.
(4)
All other fees represent expenses related to continuing professional education training.
(5)
Audit fees for 2006 have been increased by $21,888 from those presented in the 2007 Proxy Statement to reflect audit fees billed in 2007 related to the fiscal 2006 audit that had not been billed by KPMG at the time of the mailing of the 2007 Proxy Statement.

            The Audit Committee has considered whether the non-audit services provided by KPMG, including the services rendered in connection with income tax consultation, were compatible with maintaining KPMG's independence and has determined that the nature and substance of the limited non-audit services did not impair the status of KPMG as the Company's independent registered public accounting firm. KPMG did not bill the Company for any other services during fiscal year 2006 or 2007.

AUDIT COMMITTEE REPORT

            Notwithstanding anything to the contrary set forth in any filings of Waddell & Reed Financial, Inc. (the "Company") under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Audit Committee Report shall not be incorporated by reference into any such filings, and shall not be deemed soliciting material as filed under the Securities Act or the Exchange Act.

            The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management is responsible for the preparation, presentation and integrity of the financial statements, including establishing accounting and financial reporting principles and designing systems of internal control over financial reporting. The Company's independent registered public accounting firm, KPMG LLP ("KMGP") is responsible for expressing an opinion as to the conformity of the Company's consolidated financial statements with generally accepted accounting principles and auditing the effectiveness of internal control over financial reporting.

            In performing its oversight role, the Audit Committee has reviewed and discussed, with management and KPMG, the audited consolidated financial statements contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2007. The Audit Committee has also discussed with KPMG matters required to be discussed by Statement on Auditing Standards 114, "The Auditor's Communication with Those Charged with Governance," as adopted by the Public Company Accounting Oversight Board.

            Pursuant to Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," as adopted by the Public Company Accounting Oversight Board, the Audit Committee received written disclosures and the letter from KPMG and discussed with KPMG their independence.

            Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2007.

Waddell & Reed Financial, Inc. Audit Committee

2007 Members

Dennis E. Logue, Chairman
Alan W. Kosloff
Ronald C. Reimer

STOCKHOLDER PROPOSAL

            The Company received the following stockholder proposal and supporting statement from Boston Common Asset Management, LLC, 84 State Street, Suite 1000, Boston, MA 02109, the social manager and proxy agent for AMP Capital Responsible Investment Leaders International Share Fund ("AMP"). AMP has represented that it owned 18,800 shares of the Company's Class A common stock on November 9, 2007. All statements contained in the stockholder proposal and the supporting statement are the sole responsibility of the proponent.

            The shareholder proposal is required to be voted upon at the annual meeting only if properly presented at the annual meeting.

            The Board and management unanimously recommend a vote AGAINST the following stockholder proposal based on the broader policy reasons set forth below in the Company's opposition statement.

PROPOSAL NO. 4

ADVISORY VOTE ON EXECUTIVE COMPENSATION

            RESOLVED, that shareholders of Waddell & Reed Financial, Inc. request the board of directors to adopt a policy that provides shareholders the opportunity at each annual shareholder meeting to vote on an advisory resolution, proposed by management, to ratify the compensation of the named executive officers (the "NEOs") set forth in the proxy statement's Summary Compensation Table (the "SCT") and the accompanying narrative disclosure of material factors provided to understand the SCT (but not the Compensation Discussion and Analysis). The proposal submitted to shareholders should make clear that the vote is non-binding and would not affect any compensation paid or awarded to any NEO.

SUPPORTING STATEMENT

            Investors are increasingly concerned about mushrooming executive compensation which sometimes appears to be insufficiently aligned with the creation of shareholder value. As a result, in 2007 shareholders filed more than 60 "say on pay" resolutions with companies, averaging a 42% vote where voted upon. In fact, eight resolutions received majority votes.

            In addition, advisory votes on executive compensation ("advisory votes") were endorsed by the Council of Institutional Investors and a survey by the Chartered Financial Analyst Institute found that 76% of its members favored giving shareholders an advisory vote. A bill to provide for annual advisory votes passed in the House of Representatives by a 2-to-1 margin.

            Aflac decided to present such a resolution to investors in 2008 and TIAA-CREF, one of the largest pension funds in the world, held its first advisory vote in 2007. As a result of discussions between investors and companies, an advisory vote Working Group was established to further study how such a practice would be implemented in the U.S. markets to provide advice to investors and companies alike.

            We believe existing U.S. corporate governance arrangements, including SEC rules and stock exchange listing standards, do not provide shareholders sufficient mechanisms for providing input to boards on senior executive compensation. In contrast to U.S. practices, in the United Kingdom, public companies allow shareholders to cast an advisory vote on the "directors' remuneration report," which discloses executive compensation. Such a vote isn't binding, but gives shareholders a clear voice that could help shape senior executive compensation.

            Currently U.S. stock exchange listing standards require shareholder approval of equity-based compensation plans; those plans, however, set general parameters and accord the compensation committee substantial discretion in making awards and establishing performance thresholds for a particular year. Shareholders do not have any mechanism for providing ongoing feedback on the application of those general standards to individual pay packages.

            If investors wish to register opposition to a pay package(s) in the previous year, withholding votes from compensation committee members who are standing for reelection is a blunt and insufficient instrument for registering dissatisfaction.

            Accordingly, we urge the board to allow shareholders to express their opinion about senior executive compensation by establishing an annual referendum process. The results of such a vote could provide the board with useful information about shareholder views on the company's senior executive compensation, as reported each year.

THE COMPANY'S STATEMENT IN OPPOSITION TO PROPOSAL 4

            The Board recognizes that executive compensation is a key corporate governance issue and is committed to ensuring the Company's executive compensation program is aligned with the best interests of stockholders. After careful consideration and for the reasons explained below, the Board believes that adopting the proposal is unnecessary and is not in the best interests of the Company and its stockholders.

            While the Company supports the goal of giving stockholders the opportunity to provide feedback related to executive compensation, the Board believes that direct communication with stockholders is a much more effective and accurate method of expressing support or criticism of our executive compensation practices. Under the Company's existing corporate governance policies, any stockholder may communicate specific observations, support or objections to our executive compensation practices directly with the Board, the Compensation Committee or any individual director, rather than voting on the disclosure of executive compensation. The Board believes that current communication channels provide our stockholders with the ability to share input directly with the Board and the Compensation Committee with specific, meaningful feedback regarding the Company's executive compensation practices, including concerns related to a particular element of pay or a particular individual's compensation. See "Communications with the Board" in the "Corporate Governance" section of this Proxy Statement for further instructions on how stockholders can communicate directly with the Company's Board, Compensation Committee or individual directors.

            Unlike existing communication channels, an advisory vote would not provide meaningful insight to the Compensation Committee regarding specific stockholder concerns that the

Compensation Committee could address when reviewing and approving compensation policies and objectives or when making specific executive compensation decisions. If implemented, the proposal would require our stockholders to vote on compensation set forth in the Summary Compensation Table and the accompanying narrative disclosure of material factors provided to understand the Summary Compensation Table. The proposed advisory vote would require the Compensation Committee to speculate as to the meaning of stockholder approval or disapproval of the compensation set forth in the Summary Compensation Table and the accompanying narrative disclosure of material factors provided to understand such table, and does not convey any meaningful specific criticism or support that the Compensation Committee could address. Additionally, such an advisory vote could negatively affect stockholder value by creating the impression among the Company's executive officers that their compensation opportunities could be limited or negatively affected by this practice, while opportunities at the Company's competitors would not be similarly constrained. As of the date this Proxy Statement was filed with the SEC, the Board is not aware of any of the Company's peers who have adopted a similar advisory vote.

            The vote advocated by the proposal fails to recognize that the Company already has in place an executive compensation program that was designed and implemented on thoughtful, independent judgment. The Company's Compensation Committee, consisting entirely of independent directors, is responsible for designing and maintaining an executive compensation program that attracts, motivates and retains a talented executive team. The Compensation Committee annually reviews and approves each senior executive officer's total compensation, as well as the individual components of such compensation. In addition, the Compensation Committee engages an independent compensation consulting firm to assist it in evaluating the effectiveness and fairness of the program, and to help ensure the program is designed in a manner that will provide appropriate incentives while remaining competitive with the Company's peers.

            The Board does not believe the advisory vote will provide the Compensation Committee with more useful information regarding executive compensation practices or improve communication with stockholders, nor is it in the best interests of the Company or our stockholders. Instead, it may very well constrain the Compensation Committee's efforts to recruit and retain an executive team that is best positioned to create long-term stockholder value.

            FOR THE ABOVE REASONS, THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE AGAINST THE ADVISORY VOTE ON EXECUTIVE COMPENSATION.

OTHER MATTERS

Other Business Presented at the Annual Meeting

            As of the date of this Proxy Statement, the Board knows of no other business that may properly be, or is likely to be, brought before the annual meeting. If any other matters should arise at the annual meeting, shares represented by proxies will be voted at the discretion of the proxy holders.

Important Notice Regarding Internet Availability of Proxy Materials for the Stockholder Meeting to be Held on April 9, 2008

            The proxy materials for the Company's Annual Meeting of Stockholders, including the 2007 Annual Report and Proxy Statement, are available over the Internet by accessing the "Corporate" section of the Company's website at www.waddell.com. Other information on the Company's website does not constitute part of the Company's proxy materials.

Where You Can Find More Information

            The Company files reports, proxy statements and other information with the SEC. You can read and copy these reports, proxy statements and other information concerning the Company at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the public reference room. The SEC maintains an Internet site at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including the Company. The Company's Class A common stock is quoted on the NYSE. These reports, proxy statements and other information are also available for inspection at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

            You may request a copy of the Company's filings (other than exhibits which are not specifically incorporated by reference therein) at no cost by writing or telephoning us at the following address:

Waddell & Reed Financial, Inc.
Attn: Investor Relations Department
6300 Lamar Avenue
Overland Park, Kansas 66202
(800) 532-2757

            If you would like to request documents from the Company, please do so by March 26, 2008 to receive them before the annual meeting.

            You should rely only on the information contained in this Proxy Statement and its Appendix to vote on the proposals solicited in this Proxy Statement. The Company has not authorized anyone else to provide you with different information. You should not assume that the information in this Proxy Statement is accurate as of any date other than March 7, 2008.

                  BY ORDER OF THE BOARD OF
                  DIRECTORS

                  Wendy J. Hills

                  Vice President, Secretary & Associate
                  General Counsel

Appendix A

WADDELL & REED FINANCIAL, INC.

2003 EXECUTIVE INCENTIVE PLAN
As Amended and Restated

Effective January 1, 2008

1.         Purposes

            The purposes of the Plan are to advance the interests of stockholders of the Company by providing performance-based incentives to eligible Participants and to enable the Company and its Subsidiaries to attract, retain, motivate and reward the best qualified executive officers and key employees by providing them with the opportunity to earn competitive compensation directly linked to the Company's performance. The Plan is designed to assure that amounts paid to certain executive officers and employees of the Company will not fail to be deductible by the Company for Federal income tax purposes because of the limitations imposed by Section 162(m). With respect to individuals who are Covered Employees, the Plan is intended to provide "qualified performance based compensation," as such term is defined in Treas. Reg. Section 1.162-27(e), to the extent deemed appropriate by the Committee at the time Performance Goals are established for a Performance Period. Nothing herein shall be construed as preventing the Plan from providing both "qualified performance-based compensation" and nonqualified compensation for the same Performance Period in the manner permitted under Section 162(m). The Plan shall be administered and construed in a manner consistent with Section 162(m) and regulations thereunder for any Performance Period in which the Plan is intended to provide "qualified performance based compensation."

2.         Definitions

            Unless the context requires otherwise, the following words as used in the Plan shall have the meanings ascribed to each below, it being understood that masculine, feminine, and neuter pronouns are interchangeable and that each comprehends the others.

            (a)       "Board" means the Board of Directors of the Company.

            (b)       "Committee" means the Compensation Committee of the Board (or such other committee of the Board that the Board shall designate from time to time) or any subcommittee thereof comprised of two or more directors each of whom is an "outside director" within the meaning of Section 162(m).

            (c)       "Company" means Waddell & Reed Financial, Inc.

            (d)       "Covered Employee" means (i) the chief executive officer of the Company, and (ii) a person designated by the Committee, at the time that Performance Goals are established, who the Committee believes is likely to be a "covered employee" (within the meaning of Section 162(m)(3)) with respect to the Fiscal Year during which the Incentive Plan Award is granted or in the foreseeable future.

            (e)       "Fiscal Year" means the twelve month period beginning on each January 1 and ending on the following December 31.

            (f)        "Incentive Percentage" means the pre-established award formula established by the Committee which specifies a percentage of a pool of funds, as determined by the Committee, to be paid as an Incentive Plan Award.

            (g)       "Incentive Plan Award" means the annual incentive compensation award granted under the Plan, which is contingent and based upon the attainment of the Performance Goals with respect to a Performance Period.

            (h)       "Participant" means (i) each executive officer of the Company, and (ii) each other individual employee or member of a class of employees of the Company or a Subsidiary who the Committee designates as a participant under the Plan.

            (i)        "Performance Goals" means the pre-established objective performance goals established by the Committee for each Performance Period.

            (j)        "Performance Period" means the Fiscal Year or such shorter period as shall be established with respect to a Participant by the Committee.

            (k)       "Plan" means the Waddell & Reed Financial, Inc. 2003 Executive Incentive Plan, as Amended and Restated, as set forth herein and as may be amended, modified or supplemented from time to time.

            (l)        "Section 162(m)" means Section 162(m) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (including any proposed regulations).

            (m)      "Stock" means the Company's Class A common stock, $0.01 par value.

            (n)       "Subsidiary" means any entity of which the Company owns, directly or indirectly, equity representing more than 50% of the voting power of all classes of equity entitled to vote.

3.         Administration

            (a)       Plan Administrator.    The Plan shall be administered by the Committee, except as may be delegated pursuant to Section 3(b). The Committee shall act pursuant to a majority vote at a meeting at which quorum, as defined by the Committee Charter, is present or by unanimous written consent. The Committee may employ such legal counsel, consultants, and agents (including counsel or agents who are employees of the Company or a Subsidiary) as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel, consultant, or agent and any computation received from such consultant or agent. All expenses incurred in the administration of the Plan, including, without limitation, for the engagement of any counsel, consultant, or agent shall be paid by the Company.

            (b)       Authority of the Committee.    Subject to the provisions of the Plan, the Committee shall have full discretionary authority to administer and interpret the Plan, to exercise all powers either specifically granted to it under the Plan or as are necessary or advisable in the administration of the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan; provided that, in no event, shall the Plan be interpreted in a manner which would cause any amount payable under the Plan to any Covered Employee to fail to qualify as performance based compensation under Section 162(m) to the extent the Committee intends compensation to so qualify. The Committee may delegate its responsibilities for administering the Plan to one or more persons as the Committee deems necessary. However, the Committee may not delegate its responsibilities under the Plan relating to any Covered Employee where such delegation is prohibited under Section 162(m) pertaining to "qualified performance based compensation."

            (c)       Effect of Committee Determinations.    Any determination made by the Committee under the Plan shall be final and conclusive on all persons, including the Company, the Participants (or any person claiming any rights under the Plan from or through any Participant), and any stockholder of the Company, but shall be based on such objective information or financial data as is relevant to the Performance Goal(s). No member or former member of the Board or the Committee shall be liable for any act, omission, interpretation, construction, or determination made in connection with the Plan other than as a result of such individual's willful misconduct.

4.         Participation

            (a)       General Participation.    For any Performance Period, the Committee shall determine which of such executive officers and other individual employees or class of employees shall participate in the Plan.

            (b)       Participation by Covered Employees.    For any Performance Period for which "qualified performance-based compensation" is to be provided, the Committee shall designate the individual or classes of Covered Employees to whom such compensation shall be paid no later than 90 days (or, for Performance Periods of less than one year, the passage of 25% of the Performance Period) after the beginning of any Performance Period.

5.         Incentive Plan Awards

            The Committee shall establish the Incentive Percentages and Performance Goals for any Performance Period in accordance with Section 5 and certify whether such goals have been obtained.

            (a)       Performance Goals.    On or before the passage of 25% of any Performance Period (or such other date as may be required or permitted under Section 162(m)), the Committee shall establish the Performance Goals that must be satisfied in order for a Participant to receive an Incentive Plan Award for such Performance Period. Solely with respect to Covered Employees, for any Performance Period for which the Plan is intended to provide "qualified performance-based compensation," Performance Goals applicable to the Covered Employees must be established by the Committee no later than 90 days (or, for Performance Periods of less than one year, the passage of 25% of the Performance Period) after the beginning of any Performance Period applicable to the relevant award, and the attainment of such Performance Goal must be substantially uncertain, for purposes of Section 162(m), at the time such Performance Goals are established.

                (1)  Performance Goal Criteria.    One or more of the following business criteria (including or excluding extraordinary and/or non-recurring items to be determined by the Committee in advance) for the Company, on a consolidated basis, and/or for specified subsidiaries or business or geographical units of the Company (except with respect to the total shareholder return and earnings per share criteria), shall be used by the Committee in establishing Performance Goals for awards: (i) earnings per share; (ii) increase in revenues; (iii) increase in cash flow; (iv) increase in cash flow return; (v) return on net assets; (vi) return on assets; (vii) return on investment; (viii) return on capital; (ix) return on equity; (x) economic value added; (xi) operating margin; (xii) contribution margin; (xiii) net income; (xiv) pre-tax earnings; (xv) pre-tax earnings before interest, depreciation and amortization; (xvi) pre-tax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; (xvii) operating income; (xviii) total stockholder return; (xix) debt reduction; and (xx) any of the above goals determined on an absolute or relative basis, or as adjusted in any manner which may be determined in the discretion of the Committee, or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor's 500 Stock Index or a group of competitor companies.

            (b)       Incentive Percentage.    On or before the passage of 25% of any Performance Period (or such other date as may be required or permitted under Section 162(m)), the Committee shall establish the Incentive Percentage applicable to a Participant's Incentive Plan Award for such Performance Period. The Committee may establish different Incentive Percentages for individual Participants or different classes of Participants, and/or, if applicable, the achievement levels of the Performance Goals. Solely with respect to Covered Employees, for any Performance Period for which the Plan is intended to provide "qualified performance based compensation," the Incentive Percentages applicable to the Covered Employees must be established by the Committee no later than 90 days (or, for Performance Periods of less than one year, the passage of 25% of the Performance Period) after the beginning of the Performance Period for which the Incentive Plan Award pertains.

            (c)       Certification and Maximum Amount Payable.    The Committee shall, promptly after the date on which the necessary financial, individual or other information for a particular Performance Period becomes available, certify (i) whether, or the degree to which, if applicable, each of the Performance Goals has been attained; and (ii) with respect to each qualifying Participant, the amount of the Incentive Plan Award, if any, payable to such Participant. If the Committee certifies in writing that any of the Performance Goals established for the relevant Performance Period under Section 5(a) have been satisfied, each Participant who is employed by the Company or one of its Subsidiaries on the last day of the Fiscal Year related to the Performance Period for which the Incentive Plan Award is payable shall receive the Incentive Plan Award. The Incentive Plan Award shall be determined by multiplying the Incentive Percentage applicable to the Participant by the dollar amount of the pool of funds available with respect to the Performance Period to which the Incentive Plan Award pertains. In no event, however, will a Covered Employee be paid compensation pursuant to an Incentive Plan Award in excess of $7,500,000 with respect to any Fiscal Year. Any Incentive Plan Award that is paid, in whole or in part, in either options to purchase Stock or in shares of Stock that will be subject to certain restrictions and/or a risk of forfeiture, as described in Section 6 below, will be valued, for purposes of determining whether this $7,500,000 per person limitation has been exceeded, by multiplying the number of shares of Stock subject to such option or restricted Stock award by the closing price of a share of Stock on the date the Incentive Plan Award is settled (i.e., the date that the options to purchase Stock or restricted shares of Stock are granted to the Covered Employee).

            (d)       Eligibility.    To be eligible for payment of any Incentive Plan Award, the Participant must (i) have performed the Participant's duties to the satisfaction of the Committee, (ii) have not engaged in any act deemed by the Committee to be contrary to the best interests of the Company, and (iii) otherwise complied with Company policies at all times prior to the date the Incentive Plan Award is actually paid. No Incentive Plan Award shall be paid to any Participant who does not satisfy each of the above.

            (e)       Termination of Employment.    If a Participant's employment terminates due to death, disability or a change of control of the Company and such termination occurs prior to the last day of the Fiscal Year an Incentive Plan Award is payable, such Participant may, in the discretion of the Committee, receive an Incentive Plan Award equal to the maximum Incentive Plan Award payable to such Participant multiplied by a fraction, the numerator of which is the number of days that have elapsed during the Performance Period in which the termination occurs prior to and including the date of the Participant's termination of employment and the denominator of which is the total number of days in the Performance Period.

            (f)        Negative Discretion.    Notwithstanding any provision in this Section 5 to the contrary, the Committee shall have the right, in its absolute discretion, (i) to reduce or eliminate the amount otherwise payable to any Participant under Section 5 based on individual performance or any other factors that the Committee, in its discretion, shall deem appropriate and (ii) to establish rules or procedures that have the effect of limiting the amount payable to each Participant to an amount that is less than the maximum amount otherwise authorized under Section 5(c). Notwithstanding the foregoing, in no event shall reduction of any Participant's payment amount have the effect of increasing the amount paid to any Covered Employee.

            (g)       Affirmative Discretion.    Notwithstanding any other provision in the Plan to the contrary, with respect to any annual Incentive Plan Award that is not intended to be "qualified performance based compensation" for purposes of Section 162(m), (i) the Committee shall have the right, in its discretion, to pay to any Participant who is not a Covered Employee an annual Incentive Plan Award for such Performance Period in an amount up to the maximum bonus payable under Section 5(c), based on individual performance or any other criteria that the Committee deems appropriate, and (ii) in connection with the hiring of any person who is or becomes a Covered Employee, the Committee may provide for a minimum Incentive Plan Award amount in the calendar year of hire, regardless of whether performance objectives are attained.

6.         Payment

            Except as otherwise provided hereunder, payment of any Incentive Plan Award amount determined under Section 5 shall be made to each Participant as soon as practicable after the

Committee certifies that one or more of the applicable Performance Goals have been attained (or, in the case of any Incentive Plan Award payable under the provisions of Section 5(g), after the Committee determines the amount of any such Incentive Plan Award), but, except as provided below with respect to Stock-based payments, in no event later than March 15 of the year following the year to which the Performance Period relates. The Incentive Plan Award may be paid in whole or in part, in the discretion of the Committee, in either options to purchase Stock or in shares of Stock which will be subject to certain restrictions and/or a risk of forfeiture, with the remainder, if any, to be paid in cash. The value of any Stock-based payment under an Incentive Plan Award shall be determined in the sole and absolute discretion of the Committee. The Committee will establish a formula to convert an Incentive Plan Award into a Stock-based payment of equivalent fair market value. All options to purchase Stock and restricted Stock issued as payment for all or any part of an Incentive Plan Award shall be distributed from the total number of shares of Stock reserved and available for distribution under the Waddell & Reed Financial, Inc. 1998 Stock Incentive Plan, as amended and restated, and as may be further amended, modified or restated, (or such other equity compensation plan maintained by the Company that has been approved by the stockholders of the Company) and shall comply in full with all of the terms and provisions regarding stock options and restricted stock, as applicable, set forth in such stock award plan, including, without limitation, Section 6A thereof. To the extent the Committee converts a portion of an Incentive Plan Award into a Stock-based payment, the Stock-based payment need not be granted to the Participant by March 15 of the year following the year to which the Performance Period relates so long as the Committee establishes the dollar amount of the Stock-based payment and the date the Stock-based payment will be granted to the Participant prior to the end of the Fiscal Year to which the Incentive Plan Award relates.

7.         General Provisions

            (a)       Effectiveness of the Plan.    The Plan became effective with respect to calendar years beginning on or after January 1, 1999 and shall remain effective until December 31, 2013, unless the term is extended by action of the Board.

            (b)       Amendment and Termination.    Notwithstanding Section 7(a), the Board or the Committee may at any time amend, suspend, discontinue, or terminate the Plan; provided, however, that no such amendment, suspension, discontinuance, or termination shall adversely affect the rights of any Participant with respect to any Fiscal Year which has already commenced and no such action shall be effective without approval by the stockholders of the Company to the extent necessary to continue to qualify the amounts payable hereunder to Covered Employees as "qualified performance-based compensation" under Section 162(m).

            (c)       Designation of Beneficiary.    Each Participant may designate a beneficiary or beneficiaries (which beneficiary may be an entity other than a natural person) to receive any payments which may be made following the Participant's death. Such designation may be changed or canceled at any time without the consent of any such beneficiary. Any such designation, change or cancellation must be made in a form approved by the Committee and shall not be effective until received by the Committee. If no beneficiary has been named, or the designated beneficiary or beneficiaries shall have predeceased the Participant, the beneficiary shall be the Participant's spouse or, if no spouse survives the Participant, the Participant's estate.

If a Participant designates more than one beneficiary, the rights of such beneficiaries shall be payable in equal shares, unless the Participant has designated otherwise.

            (d)       No Right of Continued Employment.    Nothing in this Plan shall be construed as conferring upon any Participant any right to continue in the employment of the Company or any of its Subsidiaries.

            (e)       No Limitation on Corporate Actions.    Nothing contained in the Plan shall be construed to prevent the Company or any Subsidiary from taking any corporate action which is deemed by it to be appropriate or in its best interest, whether or not such action would have an adverse effect on any awards made under the Plan. No employee, beneficiary or other person shall have any claim against the Company or any Subsidiary as a result of any such action.

            (f)        Non-alienation of Benefits.    Except as expressly provided herein, no Participant or beneficiary shall have the power or right to transfer, anticipate, or otherwise encumber the Participant's interest under the Plan. The Company's obligations under this Plan are not assignable or transferable except to (i) a corporation which acquires all or substantially all of the Company's assets, or (ii) any corporation into which the Company may be merged or consolidated. The provisions of the Plan shall inure to the benefit of each Participant and the Participant's beneficiaries, heirs, executors, administrators, or successors in interest.

            (g)       Withholding.    Any amount payable to a Participant or a beneficiary under this Plan shall be subject to any applicable Federal, state, and local income and employment taxes and any other amounts that the Company or a Subsidiary is required by law to deduct and withhold from such payment.

            (h)       Severability.    If any provision of this Plan is held unenforceable, the remainder of the Plan shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the Plan.

            (i)        Governing Law.    The Plan shall be construed in accordance with and governed by the laws of the State of Kansas, without reference to the principles of conflict of laws except that any matters relating to the internal governance of the Company shall be governed by the general corporate laws of the state of Delaware.

            (j)        Headings.    Headings are inserted in this Plan for convenience of reference only and are to be ignored in a construction of the provisions of the Plan.

            (k)       Plan not Funded.    Plan awards shall be made solely from the general assets of the Company. To the extent any person acquires a right to receive payments from the Company under the Plan, the right is no greater than the right of any other unsecured general creditor.

            (l)        No Guarantee.    While a discretionary Incentive Plan Award may have been paid in the past, whether such payments will be made in the future will depend upon various factors, such as the Company's financial condition and performance. There is no guarantee that the Company will pay any such discretionary award. The Committee may, in its sole discretion, reduce, eliminate or increase, any Incentive Plan Award, except that the amount of any Incentive Plan Award intended to be "qualified performance-based compensation" may not be increased above the amount established for the Performance Goal and Incentive Percentage. The Company may withhold an Incentive Plan Award, or portions thereof, for any reason including gross misconduct (e.g., theft, dishonesty/compromised integrity, fraud, harassment, etc.) or any actions deemed to be contrary to the best interests of the Company by the Committee.

            (m)      Rights to Payments.    No Participant shall have any enforceable right to receive any Incentive Plan Award made with respect to a Performance Period or to retain any payment made with respect thereto if for any reason the requirements of Section 5 are not satisfied.

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Stockholder Name and Address prints here	Electronic Voting Instructions

You can vote by Internet OR telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 11:59 p.m. (CDT) on April 8, 2008.

Vote by Internet
	•	Log on to the Internet and go to www.investorvote.com
	•	Follow the steps outlined on the secured website.
Vote by telephone
	•	Call toll free 1-800-652-VOTE (8683) within the United
Using a black ink pen, mark your votes with an X as shown		States, Canada & Puerto Rico any time on a touch tone
in this example. Please do not write outside the designated		telephone. There is NO CHARGE to you for the call.
areas. ☒	•	Follow the instructions provided by the recorded message.
Annual Meeting Proxy Card
IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A.
Proposals—The Board of Directors recommends a vote FOR the listed nominees, FOR Proposals 2 and 3, and AGAINST Proposal 4.

1.
Election of Directors:

    01—Alan W. Kosloff    FOR:  ☐        WITHHOLD:  ☐

    02—Jerry W. Walton    FOR:  ☐        WITHHOLD:  ☐

2.
Approval of the amendment and restatement of the Waddell & Reed Financial, Inc. 2003 Executive Incentive Plan, as amended and restated, to (a) extend the term of the plan to December 31, 2013, (b) increase the maximum amount of compensation that may be paid to an individual under the plan in any fiscal year to $7,500,000, and (c) resubmit for stockholder approval the eligible employees and business criteria under the plan for purposes of complying with the requirements of Section 162(m) of the Internal Revenue Code.

    FOR  ☐    AGAINST  ☐    ABSTAIN  ☐

3.
Ratification of the selection of KPMG LLP as the independent registered public accounting firm for the fiscal year 2008.

    FOR  ☐    AGAINST  ☐    ABSTAIN  ☐

4.
Stockholder proposal to require an advisory vote on executive compensation.

    FOR  ☐    AGAINST  ☐    ABSTAIN  ☐

5.
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.
B. Non-Voting Items Change of Address—Please print new address below.	Comments—Please print your comments below.

C.
Authorized Signatures—This section must be completed for your vote to be counted—Date and Sign Below

When shares are held by joint tenants, both should sign. When signing as attorney, executive administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Date (mm/dd/yyyy)—Please print date below.	Signature 1—Please keep signature within the box.	Signature 2—Please keep signature within the box.

Dear Stockholder:

If voting by proxy, we encourage you to vote your shares electronically this year either by telephone or via the Internet. This will eliminate the need to return your proxy card. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned your proxy card. When voting your shares electronically by telephone or via the Internet, you will need your proxy card and Social Security Number (where applicable). The Computershare Vote by Telephone and Vote by Internet systems are maintained by our transfer agent, Computershare Trust Company, N.A. ("Computershare") and can be accessed 24 hours a day, seven days a week up until the day prior to the annual meeting; votes may be cast by Internet up until 11:59 p.m. (CDT) on the day before the annual meeting.

If you do not vote via proxy card, telephone or the Internet, you may attend the Annual Meeting of Stockholders on April 9, 2008 at 10:00 a.m. (CDT) at the InterContinental Hotel, 401 Ward Parkway, Kansas City, Missouri, 64112 and vote in person.

Direct Deposit of Dividends

We encourage all stockholders who receive their dividends in cash to participate in direct deposit. To enroll in this service, please mail your request along with a copy of your voided check, to Computershare at the address noted below.

Transfer Agent Contact Information

Computershare Trust Company, N.A.	Telephone Inside the USA:	(877) 498-8861
P.O. Box 43069	Telephone Outside the USA:	(781) 575-2723
Providence RI 02940-3069	TDD/TTY for Hearing Impaired:	(800) 952-9245

Important Notice Regarding Internet Availability of Proxy Materials for the Stockholder Meeting to be Held on April 9, 2008

The proxy materials for the Company's Annual Meeting of Stockholders, including the 2007 Annual Report and Proxy Statement, are available over the Internet by accessing the "Corporate" section of the Company's website at www.waddell.com. Other information on the Company's website does not constitute part of the Company's proxy materials.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
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Proxy—Waddell & Reed Financial, Inc.

ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Henry J. Herrmann and Alan W. Kosloff, jointly and severally with full power of substitution, to represent and vote, as represented on the reverse side, all shares of Company Class A common stock that the undersigned holds of record and is entitled to vote at the Annual Meeting of Stockholders to be held at the InterContinental Hotel, 401 Ward Parkway, Kansas City, Missouri, 64112 on the 9th day of April, 2008 at 10:00 a.m. (CDT), or any adjournment thereof. All shares votable by the undersigned, including shares held of record by agents or trustees for the undersigned as a participant in the Waddell & Reed Financial, Inc. 401(k) and Thrift Plan, the Torchmark Corporation Savings and Investment Plan, the Liberty National Life Insurance Company 401(k) Plan and the Profit Sharing and Retirement Plan of Liberty National Life Insurance Company, will be voted in the same manner specified and in the discretion of the persons named above, or such agents or trustees, on such other matters as may properly come before the meeting.

Receipt herewith of the Company's Annual Report and Notice of Meeting and Proxy Statement dated March 7, 2008 is hereby acknowledged.

THIS PROXY WHEN PROPERLY SIGNED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, WHICH ARE FOR PROPOSALS 1, 2 AND 3 AND AGAINST PROPOSAL 4. THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTER REFERRED TO IN PROPOSAL 5. THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

QuickLinks

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING
PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING PROPOSAL NO. 1 ELECTION OF DIRECTORS
OTHER INFORMATION YOU NEED TO MAKE AN INFORMED DECISION DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY
CORPORATE GOVERNANCE
2007 Director Compensation
PRINCIPAL STOCKHOLDERS OF THE COMPANY
COMPENSATION COMMITTEE REPORT
Waddell & Reed Financial, Inc. Compensation Committee
COMPENSATION DISCUSSION & ANALYSIS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
2007 GRANTS OF PLAN-BASED AWARDS TABLE
2007 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE
2007 OPTION EXERCISES AND STOCK VESTED TABLE
2007 PENSION BENEFITS TABLE
2007 NONQUALIFIED DEFERRED COMPENSATION TABLE
PROPOSAL NO. 2
PROPOSAL NO. 3 RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AUDIT COMMITTEE REPORT
Waddell & Reed Financial, Inc. Audit Committee
STOCKHOLDER PROPOSAL
PROPOSAL NO. 4 ADVISORY VOTE ON EXECUTIVE COMPENSATION
SUPPORTING STATEMENT
THE COMPANY'S STATEMENT IN OPPOSITION TO PROPOSAL 4
OTHER MATTERS
  Appendix A
WADDELL & REED FINANCIAL, INC. 2003 EXECUTIVE INCENTIVE PLAN As Amended and Restated Effective January 1, 2008